UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

Volt Information Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VOLT®

# 2022 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

2401 N. Glassell Street Orange, California 92865 (714) 921-8800

Linda Perneau President, Chief Executive Officer and Director	February 25, 2022

Dear valued shareholder,

I am so proud to have concluded my third fiscal year as CEO of Volt, an organization that has proven its resilience time and time again. Achieving year-over-year revenue growth each quarter and for the full year in fiscal 2021, I applaud all our Volt colleagues who have not only managed, but thrived, through the pandemic. The consistent and hard work we have done over the last few years, including the implementation of new technologies, has provided us with a foundation on which we are able to build, quarter after quarter, year after year.

Not only did we achieve better-than-industry revenue performance in 2021, but we were named by Forbes as one of America’s Best Temporary Staffing Firms, as well as a Best Professional Recruiting Firm. More recently, we placed 5th in the Staffing World Summit’s “Top 100 Staffing Companies to Work For in 2022” list. I extend my heartfelt gratitude to the employees, recruiters, hiring managers, and candidates who all helped us earn these accolades. The recognition fuels our momentum, which continues across all our businesses.

We also appreciate the support of our shareholders, who overwhelmingly supported management in last year’s Say-On-Pay vote. Please show your support of our ongoing transformation by again voting in favor of our Say-on-Pay proposal, which will ensure we compensate executives competitively and allow us to continue providing long term incentives to a dedicated management team that is consistently delivering improved performance for the benefit of all stakeholders.

On behalf of our Board of Directors and the entire executive team, we look forward to achieving more milestones in 2022. We are also looking forward to having all shareholders join us for our Annual Meeting on April 20, 2022 at 10:30 a.m. (Pacific), which will be held online at www.virtualshareholdermeeting.com/volt2022.

Your vote is very important to us, so we encourage you to promptly vote your shares by submitting your proxy. We sincerely thank you for your investment in Volt.

Linda Perneau

President, Chief Executive Officer and Director

2401 N. Glassell Street Orange, California 92865 (714) 921-8800

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 20, 2022

The Annual Meeting of Shareholders of Volt Information Sciences, Inc., a New York corporation (the “Company”), will be held on April 20, 2022 at 10:30 a.m. (PDT). There is no physical location for shareholders to attend. Shareholders may only participate in our virtual meeting online at www.virtualshareholdermeeting.com/volt2022.

At the meeting, shareholders will be asked to:

◾	elect six directors;

◾	ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2022;

◾	approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in these proxy materials; and

◾	consider any other matters that may properly be brought before the meeting.

You may vote at the meeting if you were a shareholder of the Company at the close of business on February 22, 2022, the record date for the meeting.

This year, due to health & safety concerns related to the COVID-19 pandemic, and to support the well-being of meeting participants by mitigating the avoidable spread of disease, we will host our third virtual annual meeting. If you plan to participate in the meeting, which will be conducted exclusively online, please see the instructions beginning on page 1 of the Proxy Statement. Shareholders will be able to listen, vote electronically and submit questions during the meeting online or via telephone.

The meeting will begin promptly at 10:30 a.m. (PDT). The virtual meeting room will open at 10:15 a.m. (PDT) for registration.

You are urged, after reading the Proxy Statement, to vote your shares by proxy using one of the following methods:

(i) vote via the Internet or by telephone; or, (ii) if you requested printed proxy materials, complete, sign, date and return your proxy card (or voting instruction form if you hold your shares through a broker, bank or other nominee in the postage-paid envelope provided). This proxy is being solicited on behalf of the Company’s Board of Directors.

Your vote is very important to us. Please act as soon as possible to vote your shares, even if you plan to participate in the annual meeting.

By Order of the Board of Directors,

Linda Perneau

President, Chief Executive Officer and Director

February 25, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 20, 2022

The Company’s Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available, free of charge, at www.proxyvote.com.

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GENERAL INFORMATION

Volt Information Sciences, Inc.

Proxy Statement

2022 Annual Meeting of Shareholders

GENERAL INFORMATION

Why did I receive this Proxy Statement?

The Board of Directors (the “Board”) of Volt Information Sciences, Inc. (the “Company”, “we” or “us”) is soliciting proxies for the 2022 Annual Meeting of Shareholders (the “Meeting”) to be held on April 20, 2022 at 10:30 a.m. (PDT) and at any adjournment of the Meeting. This will be a completely virtual meeting of shareholders, conducted solely online via live webcast. There is no physical location for the Meeting. When the Company asks for your proxy, we must provide you with a proxy statement (this “Proxy Statement”) that contains certain information specified by law. This Proxy Statement summarizes the information you need in order to vote at the Meeting.

As permitted by the Securities and Exchange Commission, we are furnishing to stockholders our Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report primarily over the Internet. On or about February 28, 2022, we will mail to each of our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials and provide access to a website as referenced in the Notice of Internet Availability. The Notice of Internet Availability of Proxy Materials will contain instructions on how to access and review the proxy materials via the Internet, how to access the Proxy Card to vote on the Internet or by telephone, and how to receive, free of charge, paper copies of the proxy materials. If you received the notice, then you will not receive a paper copy of the proxy materials unless you request one.

Why is the Meeting virtual?

We have decided to host the Meeting virtually via live webcast due to health & safety concerns related to the COVID-19 pandemic, and to support the well-being of meeting participants by mitigating the avoidable spread of disease. For New York corporations such as ours, New York law provides that virtual annual meetings are permitted if, pursuant to the by-laws of a corporation, the board of directors is authorized to determine the place of a meeting of shareholders. In such instances, the board of directors may, in its sole discretion, determine that a meeting will be held solely by means of electronic communication, the platform of which will be considered the place of the meeting. Our by-laws provide that our Board has the authority to determine the place of the Meeting and, consistent with this authority and applicable New York law, the Board has decided to hold the Meeting virtually.

We believe that hosting a virtual meeting enables all shareholders the opportunity to attend and participate fully and equally, while simultaneously improving meeting efficiency as well as our ability to effectively communicate and engage with our shareholders regardless of their resources, ability or willingness to travel, or physical location.

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GENERAL INFORMATION

What will I vote on?

Shareholders will vote on the following items:

◾	election of six directors;

◾	ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2022;

◾	approval, on a non-binding, advisory basis, of the Company’s executive compensation as disclosed in these proxy materials; and

◾	any other matters that may properly be brought before the Meeting.

Will there be any other items of business on the agenda?

We do not expect any other items of business at the Meeting. Nonetheless, if there is an unforeseen need, your proxy will give discretionary authority to Linda Perneau, President and Chief Executive Officer, and Paul Tomkins, Interim Chief Financial Officer, to vote on any other matters that may be properly brought before the Meeting. These persons will use their best judgment in voting your proxy.

How can I participate in the Meeting?

This year, the Company will host its third virtual Meeting, which will be held at 10:30 a.m. (PDT) on Wednesday, April 20, 2022. We have designed the virtual meeting with a view to providing substantially the same opportunities to participate as you would have had at an in-person meeting. Shareholders will be able to attend and participate online and submit questions during the Meeting.

To attend and participate in the Meeting or submit questions online, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. The Meeting will begin promptly at 10:30 a.m. (PDT). We encourage you to access the Meeting prior to the start time. Online access will be available beginning at 10:15 a.m. (PDT).

To participate in the Meeting, you will need to review the information included on your proxy card or on the instructions that accompanied your proxy materials. Even if you plan to participate in the Meeting, we recommend that you vote by proxy prior to the Meeting so that your vote will be counted if you later decide not to participate in the Meeting.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection to support participation in the Meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Meeting.

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GENERAL INFORMATION

Can I submit questions during the Meeting?

Yes. Shareholders may submit questions during the Meeting. If you wish to submit a question, you may do so by logging in to the virtual meeting platform at www.virtualshareholdermeeting.com/ volt2022, typing your question into the “Submit a Question” field.

We do not place restrictions on the type or form of questions that may be asked; however, we reserve the right to edit or reject redundant questions or questions that we deem profane, inappropriate or otherwise not germane to the Meeting. During the live Q&A session of the Meeting, we will answer questions as they come in, as time permits. Shareholders will be limited to one question each unless time otherwise permits. Additional information, regarding the ability of shareholders to ask questions during the Meeting and related rules of conduct, will be available at online at www.virtualshareholdermeeting.com/volt2022.

What if I have technical difficulties or trouble accessing the virtual meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in process or at the meeting time, please call the technical support number that will be posted on the virtual meeting log-in page or at www.proxyvote.com. Technical support will be available starting at 10:15 a.m. (PDT) on April 20, 2022 and throughout the Meeting.

Who is entitled to vote?

Shareholders as of the close of business on the record date, which is February 22, 2022, may vote at the Meeting.

How many votes do I have?

You have one vote at the Meeting for each share of common stock you hold on the record date.

What constitutes a quorum for the Meeting?

A quorum is necessary to conduct business at the Meeting. A quorum requires the presence at the Meeting of 35% of the outstanding shares entitled to vote, in person or represented by proxy. You are part of the quorum if you have voted by proxy. As of February 22, 2022, 22,099,246 shares of Company common stock were issued and outstanding.

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GENERAL INFORMATION

How can I access the proxy materials over the Internet?

Your Notice of Internet Availability, proxy card or voting instruction card will contain instructions on how to:

1.	view our proxy materials for the Meeting on the Internet; and

2.	instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available at www.proxyvote.com and will remain available during the voting period starting on February 28, 2022.

How do I vote my shares in the Volt Information Sciences, Inc. Savings Plan?

If you received this Proxy Statement because you are or were an employee of the Company who participates in the Volt Information Sciences, Inc. Savings Plan and you have shares of common stock of the Company allocated to your account under this plan, you may vote your shares held in the plan as of February 22, 2022, by mail, by telephone or via the Internet. Instructions are provided on the proxy card. The tabulator must receive your instructions by 4:00 p.m. (EDT) on April 15, 2022 in order to communicate your instructions to the plan’s trustee, who will vote your shares. Any plan shares for which we do not receive instructions from the employee will be voted in accordance with the recommendations of the Board of Directors.

Can I revoke or change my vote?

Yes. If you are a shareholder of record, you have the right to revoke your proxy at any time before the Meeting by sending a signed notice to the Company’s Secretary, Volt Information Sciences, Inc., 2401 N. Glassell Street, Orange, California 92865. If you want to change your vote at any time before the Meeting, you must deliver a later-dated proxy by telephone, via the Internet or in writing. You may also change your proxy by voting in person at the Meeting by webcast. If you are a beneficial owner, please refer to the information forwarded by your broker, bank or other holder of record for procedures on revoking or changing your proxy.

What are the costs of soliciting these proxies and who will pay them?

The Company will pay all costs of soliciting these proxies. In addition, some of our officers or directors may solicit proxies by telephone or in person. We will reimburse banks and brokers for the expenses they incur in forwarding the proxy materials to you. Broadridge Financial Solutions, Inc. (“Broadridge”) will assist us with the solicitation and tabulation of proxies for estimated fees of $9,500, plus reasonable out-of-pocket costs and expenses. Our agreement with Broadridge with respect to these matters contains customary indemnification provisions.

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GENERAL INFORMATION

How many votes are required for the approval of each item?

◾	Item 1-A plurality of votes cast at the Meeting virtually or by proxy is required for the election of each nominee to serve as a director.

◾

Item 2-The affirmative vote of a majority of votes cast at the Meeting virtually or by proxy is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2022.

◾

Item 3-The affirmative vote of a majority of votes cast at the Meeting virtually or by proxy is required to approve, on a non-binding, advisory basis, the Company’s executive compensation as disclosed in these proxy materials. This vote is advisory and not binding on the Company, the Board or the Human Resources and Compensation Committee of the Board (the “Compensation Committee”) in any way. To the extent there is any significant vote against the executive compensation as disclosed in this Proxy Statement, the Board and the Compensation Committee will evaluate what actions, if any, may be appropriate to address shareholder concerns.

Are abstentions and broker non-votes part of the quorum?

Yes. Abstentions and broker non-votes count as “shares present” at the Meeting for purposes of determining whether a quorum has been established; however, the shares are not treated as votes cast and, therefore, will have no effect on the election of directors, the ratification of the appointment of Ernst & Young LLP, or the non-binding advisory vote on the compensation of the named executives as disclosed in this Proxy Statement.

What are broker non-votes?

If your shares are held by a broker, the broker may require your instructions in order to vote your shares. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen depending on the type of proposal. If the proposal is considered “routine”, the broker may vote your shares in its discretion. For other proposals, the broker may not vote your shares without your instructions. When that happens, it is called a “broker non-vote.”

Item 2 in this Proxy Statement (ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2022) will be considered routine and the broker may vote your shares for this Item in its discretion. The broker is not entitled to vote your shares on the other Items unless the broker has received instructions from you with respect to such items.

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GENERAL INFORMATION

Who will count the vote?

Votes at the Meeting will be counted by the inspector of election appointed by the Board.

What if I do not vote for some or all of the matters listed on my proxy card?

If you are a registered shareholder and you return a signed proxy card without indicating your vote for certain or all of the matters, your shares will be voted as follows for any matter you did not vote on:

◾	for the nominees to the Board listed on the proxy card;

◾	for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2022; and

◾	for the approval of, on a non-binding, advisory basis, the Company’s executive compensation as disclosed in these proxy materials.

How do I submit a shareholder proposal for the 2023 annual meeting?

There are two principal means for submitting shareholder proposals. If a shareholder wishes to have a proposal considered for inclusion in next year’s proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, the proposal must comply with the requirements of Rule 14a-8 and be received by us at our principal executive offices by no later than 120 calendar days before the one-year anniversary of the date on which the Company is releasing this Proxy Statement to shareholders in connection with this year’s Meeting.

If a shareholder wishes to submit a proposal that is not intended to be included in our Proxy Statement, or to nominate a candidate for director, he or she must give the Company written notice no earlier than 150 days and no later than 120 days prior to the one-year anniversary of the date of the notice of this year’s Meeting (the notice date is March 11, 2022) and must otherwise comply with the requirements set forth in our Amended and Restated By-Laws (the “By-Laws”); provided, however, that if the 2023 annual meeting date is advanced by more than 30 days before or delayed by more than 30 days after the one-year anniversary date of this year’s Meeting, and less than 130 days’ informal notice to shareholders or other prior public disclosure of the date of the 2023 annual meeting is given or made, then shareholders must provide notice to the Company within the time periods specified in the By-Laws. Copies of the By-Laws are available to shareholders free of charge on request to the Company’s Secretary, Volt Information Sciences, Inc., 2401 N. Glassell Street, Orange, California 92865.

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GENERAL INFORMATION

Where can I find the voting results?

We will publish voting results in a Form 8-K which we will file with the SEC shortly after the vote is certified. To view this Form 8-K online, visit the Company’s Investor Relations website at https://investor.volt.com.

Can shareholders and other interested parties communicate directly with our Board? If so, how?

Yes. You may communicate directly with one or more members of the Board by writing to the Company’s Secretary, Volt Information Sciences, Inc., 2401 N. Glassell Street, Orange, California 92865. The Company’s Secretary will then forward all questions or comments directly to our Board or a specific director, as the case may be.

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ITEM 1. ELECTION OF DIRECTORS

ITEM 1. ELECTION OF DIRECTORS

At this year’s Meeting, the Board proposes that the following nominees be elected until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the six nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

The Board recommends that you vote FOR each of the following nominees:

◾	Celia R. Brown

◾	Nick S. Cyprus

◾	Bruce G. Goodman

◾	William J. Grubbs

◾	Linda Perneau

◾	Arnold Ursaner

Please see “Directors, Executive Officers and Corporate Governance—Executive Officers and Executive Directors” for information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried out and such nominee’s business experience during the past five years. Such information has been furnished to the Company by the director nominees.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth information, as of February 14, 2022 (except as described in the footnotes to the following table), with respect to the beneficial ownership of our common stock, our only class of voting or equity securities, by (a) each person who is known to us to own beneficially more than five percent of the outstanding shares of our common stock, (b) each of the 2021 named executive officers (the “2021 Named Executive Officers” or the “Named Executive Officers”), (c) each of our directors and (d) all current executive officers and directors as a group. Unless otherwise indicated, the address for each individual listed below is c/o Volt Information Sciences, Inc., 2401 N. Glassell Street, Orange, California 92865.

Name of Beneficial Owner	Shares of Common Stock(1)		Shares That May be Acquired Within 60 Days(2)	Percent of Class

Five Percent Shareholders (other than Named Executive Officers and Directors):

Deborah Shaw	2,161,561	(3)	—	9.64%

Wax Asset Management, LLC	1,609,795	(4)	—	7.18%

Steven Shaw	1,444,372	(5)	—	6.44%

Linda Shaw	1,317,917	(6)	—	5.88%

Michael Shaw	1,137,080	(7)	—	5.07%

Named Executive Officers and Directors:

Bruce G. Goodman	768,010	(8)	36,675	3.64%

Linda Perneau	402,365		133,181	2.41%

William J. Grubbs	204,576		—	*

Herbert M. Mueller	140,424		—	*

Nancy Avedissian	110,357		96,558	*

Arnold Ursaner	109,926	(9)	—	*

Celia R. Brown	86,316		—	*

Nick S. Cyprus	72,958	(9)	36,675	*

All executive officers and directors as a group (11 persons)	2,021,524		303,089	10.38%
*	Less than 1%.

(1)	Except as noted, the named beneficial owners have sole voting and investment power with respect to their beneficially owned shares.

(2)

The shares underlying all equity awards that may be exercised within 60 days are deemed to be beneficially owned by the person or persons for whom the calculation is being made and are deemed to have been exercised or settled for the purpose of calculating this percentage, including the shares underlying options where the exercise price is above the current market price (if any).

(3)

Includes (i) 5,749 shares held by the William and Jacqueline Shaw Family Foundation, Inc., a charitable foundation of which Deborah Shaw, Linda Shaw (Deborah Shaw’s sister) and a daughter of Deborah Shaw are directors, as to which shares Deborah Shaw may be deemed to have shared voting and investment power; (ii) 71,220 shares owned by Deborah Shaw as custodian under the California Uniform Transfers to Minors Act for the benefit of her children; (iii) 73,178 shares owned by Deborah Shaw, Bruce G. Goodman (a director of the Company) and Linda Shaw as trustees of a trust for the benefit of the children of Linda Shaw, as to which shares Deborah Shaw may be deemed to have shared voting and investment power; and (iv) 557,054 shares owned by Deborah Shaw and Bruce G. Goodman as trustees of a trust for the benefit of Linda Shaw’s

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

children, as to which shares Deborah Shaw may be deemed to have shared voting and investment power. The inclusion of the shares in clauses (i), (ii), (iii) and (iv) is not an admission of beneficial ownership of those shares by Deborah Shaw. Does not include (a) 23,019 shares owned by Deborah Shaw’s husband; (b) 34,584 shares owned by Deborah Shaw’s husband as custodian for children of Deborah Shaw; and (c) 391,243 shares held by Deborah Shaw’s husband and his sister as trustees for the benefit of Deborah Shaw’s children.

(4)

Based on a Schedule 13G filed with the SEC on January 26, 2022 by Wax Asset Management, LLC. Such shares are owned by investment advisory clients of Wax Asset Management, LLC, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to its discretionary power to make investment decisions over such shares for its clients. Investment advisory contracts also grant Wax Asset Management, LLC voting power over the securities held in client accounts. In all cases, persons other than Wax Asset Management, LLC have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. No individual client of Wax Asset Management, LLC holds more than five percent of the class.

(5)

Includes (i) 94,669 shares held by Steven Shaw as an individual; (ii) 8,179 shares held through the Company’s 401(k) Savings Plan; (iii) 3,229 shares held in The Jerome and Joyce Shaw Family Administrative Trust; (iv) 1,052,583 shares held in the Rachel Lynn Shaw Trust; (v) 275,712 shares held in the Rachel Lynn Shaw Trust established under The Jerome and Joyce Shaw Family Trust; and (vi) 10,000 shares held in the Joyce Cutler-Shaw Revocable Trust u/d/t 11/15/2006, as amended.

(6)

Includes (i) 73,178 shares held by Linda Shaw, Bruce G. Goodman (her husband and a director of the Company) and Deborah Shaw (her sister and a former director of the Company) as trustees of trusts for the benefit of the children of Linda Shaw, as to which shares Linda Shaw has shared voting and investment power; and (ii) 5,749 shares held by the William and Jacqueline Shaw Family Foundation, Inc., a charitable foundation of which Linda Shaw, Deborah Shaw and a daughter of Deborah Shaw are the directors, as to which shares Linda Shaw has shared voting and investment power. The inclusion of the shares in clauses (i) and (ii) is not an admission of beneficial ownership of those shares by Linda Shaw. Does not include (a) 132,778 shares owned by Bruce G. Goodman, individually; (b) 36,675 shares underlying a stock option held by Bruce G. Goodman that were granted to him by the Company as a director of the Company; (c) 5,000 shares held by Bruce G. Goodman as trustee of an irrevocable trust for the benefit of a child of Bruce G. Goodman; and (d) 557,054 shares held by trusts for the benefit of Linda Shaw’s children, of which trusts Deborah Shaw and Bruce G. Goodman are trustees.

(7)

Includes (i) 119,852 shares held by Michael Shaw as an individual together with his spouse; (ii) 996,830 shares held in a revocable or living trust in which Michael Shaw and his spouse are the current beneficiaries and trustees; (iii) 8,169 shares held through the Company’s 401(k) Savings Plan; and (iv) 3,229 shares held in The Jerome and Joyce Shaw Family Administrative Trust.

(8)

Includes (i) 5,000 shares owned by Bruce G. Goodman as trustee of a trust for the benefit of one of his children; (ii) 73,178 shares owned by Bruce G. Goodman, Linda Shaw (his wife), and Deborah Shaw (a former director of the Company) as trustees of trusts for the benefit of the children of Linda Shaw, as to which shares Bruce G. Goodman may be deemed to have shared voting and investment power; and (iii) 557,054 shares owned by Bruce G. Goodman and Deborah Shaw as trustees of a trust for the benefit of Linda Shaw’s children, as to which shares Bruce G. Goodman may be deemed to have shared voting and investment power. The inclusion of the shares in clauses (i), (ii) and (iii) is not an admission of beneficial ownership of those shares by Bruce G. Goodman. Does not include 1,238,990 shares owned by Bruce G. Goodman’s wife individually.

(9)

Each of Messrs. Cyprus and Ursaner have elected to defer the receipt of 29,576 shares pursuant to the Company’s non-qualified deferred compensation and supplemental savings plan, which shares are not reflected in this table.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

DIRECTORS, EXECUTIVE OFFICERS AND

CORPORATE GOVERNANCE

The names of our current directors and executive officers and their ages, positions, biographies and outside directorships are set forth below. Also included for our directors is information regarding their specific experience, qualifications, attributes and skills that led to the conclusion that each director should serve on our Board. Our executive officers are appointed by, and serve at the discretion of, our Board. The information presented below is current as of February 14, 2022.

Name	Age	Position(s)

Executive Officers and Executive Directors

Linda Perneau	56	President, Chief Executive Officer and Director

Paul Tomkins	64	Interim Chief Financial Officer*

Nancy T. Avedissian	48	Senior Vice President, Chief Legal Officer and Corporate Secretary

Leonard Naujokas	50	Controller, Chief Accounting Officer and Treasurer

Lori Schultz	65	Senior Vice President and Chief Global Solutions Officer

Craig R. Lewis	57	Chief Revenue Officer

Celia R. Brown	67	Director

Nick S. Cyprus	68	Director

Bruce G. Goodman	73	Director

William J. Grubbs	64	Director

Arnold Ursaner	71	Director
*

The Company previously reported that Mr. Mueller is currently unable to perform his duties due to a medical illness and has temporarily stepped away from his role as Chief Financial Officer. In Mr. Mueller’s absence, the Company’s former Chief Financial Officer, Paul Tomkins, has been appointed to serve as Interim Chief Financial Officer, effective February 4, 2022.

Executive Officers and Executive Directors

Linda Perneau

Age: 56 Director since: 2018 Committees: ◾ None

Biographical Information

Linda Perneau has been a director and our President and Chief Executive Officer since November 2018, after having been appointed Interim President and Chief Executive Officer in June 2018. Ms. Perneau joined the Company in November 2017. Previously, Ms. Perneau held a number of senior-level positions in the General Staffing Division of Randstad US, most recently as its Co-President. She had served as that division’s Chief Operating Officer from July 2015 to January 2017, as a Division President at Randstad from April 2012 to July 2015, and as an Executive Vice President at Randstad from December 2011 to April 2012. Ms. Perneau’s experience in the staffing industry also includes serving as Executive Vice President at SFN Group (Spherion), Senior Vice President (Southeast Division) at Adecco, and Area Manager-West Region for Kelly Services.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Paul Tomkins

Age: 64

Biographical Information

Paul Tomkins has served as Chief Financial Officer of the Company from May 2015 to August 2019. In Mr. Mueller’s absence, Mr. Tomkins, has been appointed to serve as Interim Chief Financial Officer, effective February 4, 2022. Since February 2020, Mr. Tomkins has provided financial consulting services to Oxio, a mobile telecommunications company. Prior to his tenure as Chief Financial Officer of the Company, Mr. Tomkins was Executive Vice President and Chief Financial Officer of Reader’s Digest Association, Inc., and held various finance and accounting roles for over 27 years at AT&T. Mr. Tomkins is a Certified Public Accountant. He earned his MBA from Seton Hall University and received a Bachelor of Science degree in Accounting from Rider College.

Craig R. Lewis

Age: 57

Biographical Information

Craig Lewis has served as Chief Revenue Officer since January 24, 2022. Prior to joining the Company and since January 2021, Mr. Lewis served as Senior Vice President of Revenue, North America, at Resources Global Professionals, the operating subsidiary of Resources Connection, Inc. (“RGP”). From June 2017 through December 2020, he served as RGP’s Senior Vice President of Revenue, previous to which he served as RGP’s Regional Managing Director, Southeast since 2014.

Nancy T. Avedissian

Age: 48

Biographical Information

Nancy T. Avedissian has been our Senior Vice President, Chief Legal Officer and Corporate Secretary since November 2019. From October 2016 until that time, Ms. Avedissian served as our Senior Vice President, General Counsel and Corporate Secretary. From April 2009 through immediately prior to beginning her service with the Company, Ms. Avedissian was the General Counsel of Worldwide Clinical Trials, a global provider of drug development services to the pharmaceutical and biotechnology industries. She also served as the Vice President of Legal Affairs of that company beginning in 2012. Prior to April 2009, Ms. Avedissian was a corporate attorney with the law firm Milbank LLP, where she worked since 1999. Ms. Avedissian has over 22 years of experience in corporate legal practice. Ms. Avedissian holds undergraduate degrees from the University of California, Irvine and earned a juris doctorate degree from Loyola Law School, Los Angeles.

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Lori Schultz

Age: 65

Biographical Information

Lori Schultz was appointed Senior Vice President and Chief Global Solutions Officer in June 2019. Ms. Schultz joined the Company in August 2018 as Chief Operating Officer for Volt Consulting Group, Design Technical Services and the Company’s IT and engineering staffing business. Previously, Ms. Schultz served as Senior Vice President, Global Program Management at Pontoon from April 2016 to August 2018, where she was responsible for Global Management Services, RPO and Statement of Work Solutions. Prior to that, Ms. Schultz served as a consultant from December 2014 to April 2016 and Global President of Yoh Services, where she worked from July 2009 to November 2014.

Leonard Naujokas

Age: 50

Biographical Information

Leonard Naujokas has served as our Controller and Chief Accounting Officer since June 2017 and was appointed Treasurer in February 2021. Mr. Naujokas served as the Company’s interim Controller and Chief Accounting Officer from January 2017 to June 2017 and served from August 2012 to January 2017 as the Company’s Vice President and Assistant Corporate Controller. He has 20 years of experience leading accounting functions. Before joining the Company, Mr. Naujokas served as Senior Director of SEC Reporting/ Technical Accounting for Monster Worldwide, LLC from January 2011 to August 2012. From November 2003 through December 2010, Mr. Naujokas worked at Motorola, Inc., during which time it acquired Symbol Technologies, Inc. At Motorola, his responsibilities increased over the course of his tenure, culminating in his service as its Director of Accounting, Controller Enterprise Solutions Business. Mr. Naujokas is an active Certified Public Accountant and is a member of the American Institute of CPAs. He holds a Bachelor of Science degree in Accounting from St. John’s University.

Non-Executive Directors

Celia R. Brown

Age: 67 Director since: 2019 Committees: ◾ Human Resources/ Compensation (Chair) ◾ Nominating/ Corporate Governance

Biographical Information

Celia R. Brown has been a director since May 2019. From June 2016 until the present, Ms. Brown has also been a director of 1-800-Flowers.com, Inc., serving as a member of its Compensation and Nominating and Governance Committees and being named Chair of the Compensation Committee in December 2020. She has also been a management consultant since 2016. From January 2016 through June 2016, Ms. Brown served as an Integration Advisor at Willis Towers Watson and, from 2010 through January 2016, Ms. Brown served as the Executive Vice President and Group HR Director of Willis Group Holdings, a publicly- traded broking, solutions and advisory firm that merged with Willis Towers Watson. In her capacity as Executive Vice President and Group HR Director, she advised the CEO, compensation committee and board of directors on talent strategy, succession planning, reward strategy, culture, climate, and diversity. Ms. Brown earned a B.A. degree from Emory University and earned a Juris Doctorate degree from the University of North Carolina School of Law.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Nick S. Cyprus

Age: 68 Director since: 2015 Committees: ◾ Audit (Chair) ◾ Nominating/ Corporate Governance ◾ Human Resources/ Compensation

Biographical Information

Nick S. Cyprus has been a director since May 2015. Mr. Cyprus also serves on the Board of Maxar Technologies as Audit Committee Chair and as a member of its Risk Committee. He previously served as a member of its Governance & Nominating Committee. From 2009 until October 2017, when Maxar Technologies acquired DigitalGlobe, Inc., Mr. Cyprus served as Audit Committee Chair at DigitalGlobe. Mr. Cyprus has also served as the Audit Committee Chair of Trusted Media Brands since June 2012. He also provides advisory services for several smaller clients. From December 2006 to March 2013, Mr. Cyprus was employed by General Motors Company (“GM”), most recently as Vice President, Controller and Chief Accounting Officer. Prior to joining GM in 2006, Mr. Cyprus was Senior Vice President, Controller and Chief Accounting Officer for The Interpublic Group of Companies, Inc. (“Interpublic”), one of the world’s largest advertising and marketing services companies. Before Interpublic, Mr. Cyprus held positions of increasing responsibility at AT&T for more than 22 years, serving in his most recent role as Vice President, Controller and Chief Accounting Officer from 1999 to 2004. Mr. Cyprus earned his bachelor’s degree in accounting from Fairleigh Dickinson University and an MBA from New York University, Stern School of Business. He is an active Certified Public Accountant in the State of New Jersey. Mr. Cyprus brings to our Board valuable managerial, financial, and accounting experience serving companies with global operations.

Bruce G. Goodman

Age: 73 Director since: 2000 Committees: ◾ Nominating/ Corporate Governance (Chair) ◾ Audit

Biographical Information

Bruce G. Goodman has been a director since May 2000. He has been General Counsel of Shepherd Kaplan LLC (an investment advisor registered with the SEC) since April 2008. Effective November 1, 2017, he also became Co-General Counsel, and in March 2020 General Counsel, of Shepherd Kaplan Krochuk, LLC (also an investment advisor registered with the SEC), when that firm acquired Shepherd Kaplan LLC. From April 1995 to April 2008, he was a partner of the law firm of Hinckley, Allen & Snyder LLP. Mr. Goodman provides to the Board experience as a business lawyer with substantial experience and insight into the investment markets obtained as general counsel to an investment advisory firm.

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William J. Grubbs

Age: 64 Director since: 2017 Committees: ◾ Nominating/ Corporate Governance ◾ Human Resources/ Compensation

Biographical Information

William J. Grubbs has been a director since February 2017, when he was appointed as an interim director. Mr. Grubbs was subsequently elected as a director in June 2017. Effective immediately following the 2019 annual meeting, Mr. Grubbs commenced his service as the independent, non-executive Chairman of the Board, which role he continues to occupy. Mr. Grubbs currently serves as Executive Director at HireGenics, a subsidiary of ACS Solutions, and previously served as President of Diversant from February 2019 to December 2021. Mr. Grubbs became President, Chief Operating Officer and a director of Cross Country Healthcare, a NASDAQ-listed company that specializes in healthcare workforce solutions, in April 2013. He was appointed Chief Executive Officer of Cross Country Healthcare in July 2013 and served in that capacity until his retirement on January 16, 2019. Beginning in October 2012 and continuing until March 2013, Mr. Grubbs was Executive Vice President and Chief Operating Officer of Trueblue, Inc. From October 2011 until October 2012, Mr. Grubbs worked as a freelance consultant. From November 2005 through October 2011, Mr. Grubbs held various senior executive positions with SFN Group, Inc., including Executive Vice President and Chief Operating Officer. Mr. Grubbs holds a B.S. degree in Computer Science from the University of New Hampshire.

Arnold Ursaner

Age: 71 Director since: 2017 Committees: ◾ Audit

Biographical Information

Arnold Ursaner has been a director since June 2017. From April 2015 until the present, Mr. Ursaner has managed the Ursaner Family Office, a private investment firm. Mr. Ursaner served as the founder and president of CJS Securities, Inc. from September 1997 through April 2015. In this capacity, he oversaw the strategy and growth of the company, which specialized in providing in-depth, fundamental research on small-capitalization and mid-capitalization companies. Since 2010, Mr. Ursaner has served as a board member of Friends of Karen, a nonprofit organization. Previously, Mr. Ursaner served as the head of the Finance Committee of Friends of Karen from 2014 to 2017, and he served as Vice President of the organization in 2015. Mr. Ursaner earned a B.S. degree in Economics from the State University of New York at Stony Brook. He was awarded the Best on the Street Award for General Industrial Services in 2003, Best on the Street Award for Business Services in 2006 and The Wall Street Journal StarMine award as the #1 Rated Analyst in Business and Industrial Services.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board Diversity

The Nominating/Corporate Governance Committee, in accordance with the Board’s values, strives to maintain a Board that reflects diverse perspectives, including those based on gender, ethnicity, skills, experience at policy-making levels in areas that are relevant to the Company’s global activities, and geographic or cultural backgrounds. Although the Board does not have a specific policy regarding diversity, the Board takes into account the current composition and diversity of the Board (including diversity with respect to race, gender and ethnicity) and the extent to which a candidate’s particular expertise and experience will complement the expertise and experience of other directors. The composition of the nominees for the Board reflects the adherence for diversity that the Nominating/Corporate Governance Committee strives to enhance on an ongoing basis. Our current Board includes two female directors and one director from an underrepresented community (an individual who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self-identifies as gay, lesbian, bisexual, or transgender).

Tenure	Age	Gender Diversity

Corporate Governance

The Company’s business and affairs are managed by and under the direction of the Board. Members of the Board are kept informed of the Company’s business through discussions with the Company’s Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in regular and special meetings of the Board and its committees, as well as update calls held from time to time. Our Board has standing Audit, Nominating/Corporate Governance, and Compensation Committees. The Company’s policies and procedures with respect to the Board, as well as information regarding the roles and responsibilities of Board committee chairs and their committees, which are comprised solely of independent directors, are set forth in the committee charters and in our Corporate Governance Guidelines, copies of which are available in the Corporate Governance section of the Company’s website, at www.volt.com.

The Board held seven (7) meetings during fiscal year 2021. Directors are expected to attend Board meetings and meetings of Board committees on which they serve. Each director attended 100% of the meetings of the Board and meetings of all Board committees on which the director served in fiscal 2021. All but two directors attended the 2021 annual meeting held on April 20, 2021.

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Audit Committee

The Audit Committee provides assistance to the Company’s directors in fulfilling the Board’s oversight responsibility as to the Company’s accounting, audit and financial reporting practices and as to the quality and integrity of the publicly distributed financial reports of the Company. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to issue audit reports on our financial statements. The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. All services provided by our independent registered public accounting firm require the prior approval of the Audit Committee, with limited exceptions as permitted by the SEC’s Rule 2-01 of Regulation S-X. Among the factors considered by the Audit Committee in evaluating the performance of the independent registered public accounting firm are service quality, responsiveness, quality of audit team personnel and the lead audit partner, management of the overall annual audit process, and understanding of the Company’s industry, business and internal control environment.

Among its functions, the Audit Committee is actively engaged and reviews:

◾

the audit plans and findings of our independent registered public accounting firm and our internal audit activities, as well as the results of regulatory examinations, and tracks management’s corrective action plans when such plans are necessary;

◾	our consolidated financial statements, including any significant financial items and changes in accounting policies, with our senior management and independent registered public accounting firm; and

◾	our financial risk and internal control procedures, cyber risk, and significant tax and legal matters.

Each member of the Audit Committee, which is currently comprised of Nick S. Cyprus (Chair), Bruce G. Goodman and Arnold Ursaner, is financially literate and meets the current independence requirements for Audit Committee membership under both the rules of the SEC and the NYSE American Exchange (“NYSE American”). The Board has determined that Nick S. Cyprus is an “audit committee financial expert” within the meaning of the applicable SEC rules and that he possesses accounting and related financial management expertise within the meaning of the rules of the NYSE American.

The Audit Committee operates under a written charter, adopted by our Board, the adequacy of which is reviewed at least annually. The Audit Committee held five (5) meetings during fiscal year 2021 and each of the directors who serve on the committee attended each meeting.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee currently consists of Bruce G. Goodman (Chair), Nick S. Cyprus, William J. Grubbs, and Celia R. Brown. The Nominating/Corporate Governance Committee is comprised entirely of directors determined by the Board to be “independent” for purposes of the applicable NYSE American rules.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The Nominating/Corporate Governance Committee operates under a written charter adopted by our Board. The responsibilities of the Nominating/Corporate Governance Committee include: identifying, evaluating and recommending to the Board prospective nominees for director; reviewing the Company’s corporate governance policies and making recommendations to the Board from time to time regarding matters of corporate governance; and reviewing the performance of the Board and its members. The Nominating/Corporate Governance Committee has not established a formal process to identify and evaluate prospective nominees for director. However, in considering individuals for nomination to stand for election, the Nominating/Corporate Governance Committee will consider: (1) the current composition of directors and how they function as a group; (2) the skills, expertise or background, and the substantive relative strengths and weaknesses of current directors; (3) the value of contributions made by individual directors; (4) the need for a person with specific skills, expertise or background to be added to the Board; (5) any anticipated vacancies due to retirement or other reasons; and (6) other factors that may enter into the nomination decision.

The Nominating/Corporate Governance Committee endeavors to select nominees that contribute requisite skills and professional experience in order to advance the performance of the Board and establish a well-rounded Board with diverse views that reflect the interests of our shareholders. The Nominating/Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for directors; however, there is no formal policy in this regard. The Nominating/ Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, in addition to traditional concepts of diversity. Two of six current directors are female. The Nominating/Corporate Governance Committee held four (4) meetings during fiscal year 2021 and each of the directors who serve on the committee attended each meeting. In addition, the Nominating/Corporate Governance Committee led discussions with respect to board composition and director nominations at the Board level.

Human Resources & Compensation Committee

The Compensation Committee currently consists of Celia R. Brown (Chair), Nick S. Cyprus and William J. Grubbs. The Compensation Committee is comprised entirely of directors determined by the Board to be “independent” for purposes of the applicable NYSE American rules. The Compensation Committee operates under a written charter adopted by our Board. Under its charter, the Compensation Committee may delegate certain of its authority to a subcommittee, and, pursuant to its charter, has delegated the authority to review and make certain decisions with respect to the compensation of employees of the Company who are not senior officers to the Chief Executive Officer (“CEO”). The Compensation Committee is responsible for establishing, implementing and monitoring the Company’s executive compensation policies and programs. The Company’s executive compensation program is designed to meet three principal objectives:

◾	attract, engage and retain talented executives who are a critical component of the Company’s long-term success by providing each of them with a competitive total compensation package;

◾	ensure that executive compensation is aligned with both the short- and long-term interests of shareholders; and

◾	reward high levels of performance.

During fiscal year 2021, the Compensation Committee continued to retain the services of Pearl Meyer as its independent compensation consultant. The Compensation Committee provides direction

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to its compensation consultant with respect to such committee’s role in reviewing management recommendations, attending committee meetings, and with respect to other matters related to the scope of the compensation consultant’s engagement. The Compensation Committee held six (6) meetings during fiscal year 2021 and each of the directors who serve on the committee attended each meeting.

Additional information regarding the Compensation Committee and our policies and procedures regarding executive compensation, including the role of compensation advisors and executive officers in recommending executive compensation, is provided in the “Executive Compensation— Discussion of Fiscal Year 2021 Executive Compensation Program” section of this Proxy Statement.

Board Leadership Structure

We have historically considered whether to combine or separate the roles of Chief Executive Officer and Chairman in light of what was in the best interests of the Company’s shareholders at the time. In 2021, William J. Grubbs served as our independent, non-executive Chairman. We believe this structure continues to be appropriate, as it allows Ms. Perneau, as President and Chief Executive Officer, to focus on leading the Company’s business at a time when we are actively seeking to advance the Company’s financial position.

Our Chairman chairs meetings of our independent directors. Our independent directors confer regularly without management and are active in the oversight of our Company. Our Board and each board committee have access to members of our management team and the authority to retain independent legal, accounting or other advisors as they deem necessary or appropriate. During fiscal year 2021, our CEO, Ms. Perneau, did not serve on any Board committee, nor does Ms. Perneau currently serve on any Board committee.

Our Chairman fulfilled the role of chairing meetings during fiscal year 2021. In such role, the Chairman:

◾	chairs meetings and executive sessions at which only the independent directors are present; and

◾	recommends to the Chief Executive Officer the retention of outside advisors and consultants who report directly to the Board.

We believe that our Board leadership structure provides an appropriate balance between strong and strategic leadership and independent oversight of our Company, and that our Board leadership structure continues to serve the best interests of our Company and shareholders.

Risk Oversight

The Audit Committee is responsible for consideration of major and emerging risk exposures to the Company including financial, operational, technology, privacy, data and physical security, legal and regulatory risks, as well as management’s actions to address/monitor and mitigate/control those risks. The Board is briefed regarding significant risks, including the Company’s identification and response to cybersecurity risks, on a quarterly basis. The day-to-day responsibility for our risk management process rests with our Chief Executive Officer, Senior Vice President and Chief Financial Officer, and our Vice President of Risk Management. The individuals serving in the roles of

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Senior Vice President and Chief Financial Officer and Vice President of Risk Management are tasked with providing periodic updates to the Audit Committee and, where necessary, to the full Board. Our Chief Legal Officer provides updates to the Audit Committee regarding material legal claims against the Company.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics. Directors, officers and all employees of the Company must act in accordance with these policies. The Code of Business Conduct and Ethics requires, among other things, all employees to engage in honest and ethical conduct in performing their duties, provides guidelines for the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and provides mechanisms to report unethical conduct. Our Code of Business Conduct covers topics such as anti-corruption, discrimination, harassment, privacy, appropriate use of company assets, protecting confidential information, and reporting violations (including through an anonymous hotline).

Please see the section entitled “Availability of Corporate Governance Documents” below for information on how to view or obtain a copy of our Code of Business Conduct and Ethics.

Corporate Governance Guidelines

As a part of our Board’s commitment to sound corporate governance, our Board has adopted a set of “Corporate Governance Guidelines”, which guides the operation of the Board and its committees. The Nominating/Corporate Governance Committee reviews our Corporate Governance Guidelines annually and recommends any changes to our Board for its consideration and approval.

Our Corporate Governance Guidelines cover, among other topics:

◾	board structure and composition;

◾	director independence;

◾	board member nomination and eligibility requirements;

◾	board leadership and executive sessions;

◾	committees of the board;

◾	director responsibilities;

◾	board and committee resources, including access to officers, employees and independent advisors;

◾	director compensation;

◾	director orientation and ongoing education;

◾	succession planning; and

◾	board and committee self-evaluations.

Please see the section entitled “Availability of Corporate Governance Documents” below for information on how to view or obtain a copy of our Corporate Governance Guidelines.

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Availability of Corporate Governance Documents

To learn more about the Company’s corporate governance and to view our Corporate Governance Guidelines, Code of Business Conduct and Ethics, other significant corporate policies and all charters of committees of the Board, please visit the Corporate Governance section of the Company’s website, www.volt.com. Copies of these documents are also available without charge upon request to Volt Information Sciences, Inc., 2401 N. Glassell Street, Orange, California 92865, Attention: Corporate Secretary. The telephone number for this office is (714) 921-8800.

Procedures for Recommending Directors

There have been no material changes to the procedures by which our shareholders may recommend nominees to our Board from those procedures set forth in our By-Laws. According to our By-Laws, in order to do so, a shareholder must give us written notice not less than 120 days nor more than 150 days prior to the one-year anniversary of the date of the notice of the annual meeting of shareholders that was held in the immediately preceding year and must otherwise comply with the requirements set forth in our By-Laws; provided, however, that if the 2023 annual meeting date is advanced by more than 30 days before or delayed by more than 30 days after the one-year anniversary date of this year’s Meeting and less than 130 days’ informal notice to shareholders or other prior public disclosure of the date of the 2023 annual meeting is given or made, then shareholders must provide notice to the Company within the time periods specified in the By-Laws.

Shareholders may submit names of qualified director candidates, together with detailed information on the proposed candidates’ backgrounds, to Volt Information Sciences, Inc., 2401 N. Glassell Street, Orange, California 92865, Attention: Corporate Secretary-Director Candidates, for referral to the Nominating/Corporate Governance Committee for consideration.

Indemnification; Insurance

New York law permits a corporation to purchase insurance covering a corporation’s obligation to indemnify directors and officers and also covering directors and officers individually, subject to certain limitations, in instances in which they may not otherwise be indemnified by the corporation. The Company maintains insurance policies with various insurance companies covering reimbursement to the Company for any obligation it incurs as a result of indemnification of officers and directors and also covering indemnification for officers and directors individually in certain cases where additional exposure might exist.

Environmental, Social and Governance (“ESG”) Matters

The Company recognizes the importance of ESG matters, with a specific focus on Human Capital Management, as integral to creating a sustainable foundation for our long-term business strategy.

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Human Capital Management

Volt operates on the fundamental philosophy that people are our most valuable asset as every person who works for us has the potential to impact our success as well as the success of our clients. As a staffing company, identifying quality talent is at the core of everything we do and our success is dependent upon our ability to attract, develop and retain highly qualified employees, both in-house and for our clients. The Company’s core values of integrity, customer centric, ownership, innovation, empowerment, collaborative change and teamwork establish the foundation on which the culture is built and represent the key expectations we have of our employees. We believe our culture and commitment to our employees attract and retain our qualified talent, while simultaneously providing significant value to our Company and its shareholders. In June 2021, the Company was recognized as part of Forbes’ annual list of America’s Best Temporary Staffing Firms, as well as on its list of America’s Best Professional Recruiting Firms.

In fiscal 2021, Ms. Perneau was named to Staffing Industry Analysts’ list of most influential leaders, the Staffing 100. In addition, both Ms. Perneau and Ms. Schultz were again named to SIA’s “Global Power 150—Women in Staffing” list.

Demographics

As of October 31, 2021, Volt employed approximately 15,400 people, including approximately 14,300 who were on contingent staffing assignments with our clients and the remainder as full-time in-house employees. Approximately 70% of the full-time in-house employees are located in North America and the remaining are within Asia Pacific and Europe. The workers on contingent staffing assignments are on our payroll for the length of their assignment with the client.

Diversity and Inclusion

Volt values building diverse teams, embracing different perspectives and fostering an inclusive, empowering work environment for our employees and clients. We have a longstanding commitment to equal employment opportunity as evidenced by the Company’s EEO policy. Of our North American in-house employee population, approximately 71% are women and approximately 48% have self-identified as Hispanic or Latino, Native American, Pacific Islander, Asian, Black or African American, or of two or more races. As part of Volt’s commitment to continued enhancements in this area, we launched our Expert Momentum Diversity and Inclusion Program. This program involved the creation of a task force made up of a group of employees from across the organization. The program has established initiatives to strengthen the promotion of workplace diversity for our employees and clients, to create a collaborative environment that promotes authenticity and a culture that celebrates our differences, and embraces a collaborative environment with unique experiences and

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diverse perspectives. The program’s task force enhances company-wide engagement on diversity and inclusion issues and provides education opportunities for our employees.

IN-HOUSE EMPLOYEE DIVERSITY

Compensation and Benefits

Critical to our success is identifying, recruiting, retaining, and incentivizing our existing and future employees. We strive to attract and retain the most talented employees in the staffing industry by offering competitive compensation and benefits. Our pay-for-performance compensation philosophy is based on rewarding each employee’s individual contributions and striving to achieve equal pay for equal work regardless of gender, race or ethnicity. We use a combination of fixed and variable pay including base salary, bonus, commissions and merit increases which vary across the business. In addition, as part of our long-term incentive plan for executives and certain employees, we provide share-based compensation to foster our pay-for-performance culture and to attract, retain and motivate our key leaders.

As the success of our business is fundamentally connected to the well-being of our people, we offer benefits that support their physical, financial and emotional well-being. We provide our employees with access to flexible and convenient medical programs intended to meet their needs and the needs of their families. In addition to standard medical coverage, we offer eligible employees dental and vision coverage, health savings and flexible spending accounts, paid time off, employee assistance programs, voluntary short-term and long-term disability insurance and term life insurance. Additionally, we offer a 401(k) Savings Plan and Deferred Compensation Plan to certain employees. Our benefits vary by location and are designed to meet or exceed local laws and to be competitive in the marketplace.

In response to the COVID-19 pandemic, government legislation and key authorities, we implemented workplace changes that we determined were in the best interest of our employees, as well as the communities in which we operate. This included having the majority of our employees work from home, while implementing additional safety measures for employees continuing critical on-site work. We continue to embrace a remote or flexible working arrangement for a majority of our in-house employees, as well as a portion of our contingent workforce where we continue to provide key services to customers remotely.

Professional Development and Training

We believe a key factor in employee retention is training and professional development for our talent. We have training programs across all levels of the Company to meet the needs of various

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roles, specialized skill sets and departments across the Company. All field associates receive Volt’s General Safety Orientation prior to assignment and site-specific job task training from our clients. Volt offers the Federal Ten Hour and other specialty safety programs to key employees and clients as a value-add feature of our services. Volt is committed to the security and confidentiality of our employees’ personal information and employs software tools and periodic employee training programs to promote security and information protection at all levels. Additionally, in the second quarter of fiscal 2021, we invested in an online educational platform to upskill our field associates across North America. This platform provides significant benefit and support to our employees in furthering their education and achieving their personal and professional goals, while at the same time cultivating a better-skilled pool of talent for our clients. We utilize certain employee turnover rates and productivity metrics in assessing our employee programs to ensure that they are structured to instill high levels of in-house employee tenure, low levels of voluntary turnover and the optimization of productivity and performance across our entire workforce. Additionally, we have implemented a new performance evaluation program which adopts a modern approach to valuing and strengthening individual performance through on-going interactive progress assessments related to established goals and objectives.

Communication and Engagement

We strongly believe that Volt’s success depends on employees understanding how their work contributes to the Company’s overall strategy. To this end, we communicate with our workforce through a variety of channels and encourage open and direct communication, including: (i) quarterly company-wide CEO update calls; (ii) regular company-wide calls with executives; (iii) frequent email corporate communications; and (iv) employee engagement surveys.

Commitment to Values and Ethics through Governance

Along with our core values, we act in accordance with our Code of Business Conduct and Ethics (“Code of Conduct”), which sets forth expectations and guidance for employees to make appropriate decisions. Our Code of Conduct covers topics such as anti-corruption, discrimination, harassment, privacy, appropriate use of company assets, protecting confidential information, and reporting Code of Conduct violations. The Code of Conduct reflects our commitment to operating in a fair, honest, responsible and ethical manner and also provides direction for reporting complaints in the event of alleged violations of our policies (including through an anonymous hotline). Our executive officers and supervisors maintain “open door” policies and any form of retaliation is strictly prohibited. We take all reports of suspected violations and unethical behavior seriously and take appropriate actions to correct the situation.

Environmental

As a global provider of staffing services, Volt does not produce or manufacture any products or materials and therefore our environmental impact has been relatively small. Nevertheless, we understand that certain areas of our business and operations have an impact on the environment and we are dedicated to promoting internal sustainability initiatives and keeping our ecological footprint to a minimum. In addition to certain on-going internal initiatives, including office waste

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

reduction practices such as printing less and recycling furniture and electronics, we were able to take advantage of more impactful opportunities using actions implemented during the COVID-19 pandemic. During fiscal 2020, we were able to quickly shift to a fully remote in-house workforce and in fiscal 2021, we continued to have the majority of our in-house employees remote thereby reducing the environmental impact of commuting and office energy consumption. This work model has allowed us to further decrease our carbon footprint by exiting and consolidating certain offices. We have also been able to reduce certain business travel by using virtual and collaborative tools whenever possible, further limiting our ecological impact. Volt is committed to enhancing its environmental protection measures and continuing to promote an eco-friendly culture both internally and in the communities it serves.

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AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee has met and held discussions with management and the Company’s independent registered public accounting firm. The Audit Committee has reviewed and discussed the internal control over financial reporting and consolidated financial statements with management and the Company’s independent registered public accounting firm.

The Audit Committee discussed with the independent registered public accounting firm matters to be discussed as required by the Public Company Accounting Oversight Board (“PCAOB”), rules of the Securities and Exchange Commission (“SEC”), and other applicable regulations.

In addition, the Audit Committee has reviewed and discussed with the Company’s independent registered public accounting firm the firm’s independence from the Company and its management. The Audit Committee received from the independent registered public accounting firm the written disclosures and the letter regarding its independence as required by the PCAOB’s applicable requirements.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2021, as filed with the SEC. The Audit Committee also has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2022.

Nick S. Cyprus (Chair)

Bruce G. Goodman

Arnold Ursaner

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ITEM 2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP

ITEM 2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The members of our Audit Committee and our Board believe that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of the Company and its shareholders.

In light of this, our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022. We are submitting the appointment of our independent registered public accounting firm for shareholder ratification at the Meeting, although we are not legally required to do so. If our shareholders do not ratify the appointment, our Audit Committee will reconsider whether to retain Ernst & Young LLP, but may still retain them. Even if the appointment is ratified, the Audit Committee may change the appointment at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

Ernst & Young LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries. A representative of Ernst & Young LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

The Board will offer the following resolution at the Meeting:

RESOLVED, that the appointment by the Board of Ernst & Young LLP to serve as the independent registered public accounting firm of the Company for fiscal year 2022 be, and hereby is, ratified and approved.

Your Board recommends that you vote FOR this item. Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this item.

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ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our 2021 Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC under Section 14A of the Exchange Act. At our 2017 Annual Meeting, our shareholders approved holding these Say-on-Pay advisory votes annually, and the Board has adopted a policy of holding Say-on-Pay advisory votes on an annual basis. Following the Say-on-Pay advisory vote at this year’s Meeting, the next Say-on-Pay advisory vote will be held at the Annual Meeting of Shareholders held in 2023.

We have made concerted efforts over the last seven years to better align our executive compensation levels with the Company’s financial performance. After considering past feedback from certain shareholders, the Company first introduced performance-based units based on stock price into its long term incentive program in 2018, and later moved to corporate financial performance goals for both short term and longer term incentive programs in 2019. In addition, we have eliminated individual performance goals from the Company’s annual incentive program.

The Compensation Committee continuously evaluates how best to structure its compensation programs to ensure that our executive officers are being appropriately and competitively compensated while also maintaining compensation levels commensurate with our financial performance. Considering the positive changes that have been implemented in recent years, we believe that our executive compensation program for fiscal year 2021 is competitive and provides an appropriate balance between risks and rewards. Accordingly, the Board will present the following resolution at the Meeting:

RESOLVED, that our shareholders approve, on an advisory basis, the executive compensation program for the 2021 Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Fiscal Year 2021 Summary Compensation Table and the related tables and narrative disclosures included in this Proxy Statement.

The vote on this resolution is not intended to address any specific element of compensation; rather, it relates to the overall total compensation of our 2021 Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is any pointed vote against the 2021 Named Executive Officers’ compensation program, the Board and the Compensation Committee will evaluate what actions, if any, may be appropriate to address the concerns of our shareholders.

Your Board recommends that you vote FOR, on a non-binding, advisory basis, the compensation of our 2021 Named Executive Officers, as disclosed in this Proxy Statement, including the Fiscal Year 2021 Summary Compensation Table and the related tables and narrative disclosures included in this Proxy Statement.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

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EXECUTIVE COMPENSATION

Executive Summary

During fiscal year 2021, we returned the Company to a profitable and growing business. Although there is more work to be done, we’ve made progress toward executing our business strategies and continue to reorganize our business and operations, invest in our service offerings, and upgrade our systems and processes. All along, we remained focused on recruiting and retaining top talent within our leadership ranks and continue to be committed to emphasizing the link between the performance of our business and the compensation of our executives.

Our executive compensation program strives to adhere to high standards of compensation and governance.

WHAT WE DO

Risk Mitigation – Varied metrics and measurement periods in the elements of compensation mitigate risk that executives will be motivated to pursue results with respect to any one metric.

Performance-Based Pay – Emphasis on long-term equity compensation with total “at-risk” pay constituting the majority of our CEO’s total compensation

Stock Ownership Guidelines – NEOs are subject to stock ownership guidelines with conditional holding requirements.

Double-Trigger Change-in-Control Provisions – Both a change-in-control and termination are required for equity vesting acceleration benefits to apply.

Compensation Recoupment Policy – We have a “clawback” recoupment policy for reimbursement of pay in certain circumstances for NEOs.

Annual Say-on-Pay Vote – We seek annual shareholder feedback on our executive pay program and engage with shareholders annually.

Annual Evaluation – We annually review our executive pay program to ensure that it continues to be aligned with market practice.

Independent Advice – The Committee engages an independent compensation consultant that works solely in support of the Committee.

Peer Group – We re-evaluate the Company’s peer group on an annual basis.

WHAT WE DON’T DO

No Guaranteed Bonuses – Our annual incentive plan is 100% performance-based and does not include any minimum payment levels.

No Individual Performance Metric – Our annual incentive plan is based wholly on the Company’s financial performance and no portion is based on individual performance.

No Hedging and Restriction on Pledging – We prohibit directors and employees from engaging in hedging, and prohibit the pledging of Volt shares without specific pre-approval.

No Repricing or Exchange of Underwater Stock Options.

No Tax Gross-Ups – We do not provide tax gross- ups on benefits or perquisites in new employment agreements.

No Recycling of Shares withheld for Taxes.

We do not provide excessive perquisites to our NEOs.

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EXECUTIVE COMPENSATION

2021 Business Highlights.

◾

Improved Financial Results. The cumulative effect of the many changes implemented by management over the past three years is evident in consistently improving financial performance. Achieving year-over-year revenue growth each quarter and for the full year, combined with expanding our gross margin and reducing SG&A expense, we reported meaningful increases in both net income and adjusted EBITDA. In the fourth fiscal quarter of 2021, the Company reported its highest quarterly adjusted EBITDA in five years.

◾

World Class Leadership. We continue to attract industry veterans for leadership roles across our organization and continue transforming the Company to a performance-based culture motivated to drive the Company’s performance forward. In January 2022, the Company appointed Craig R. Lewis as Chief Revenue Officer.

◾

Technology & Tools for Competitive Advantage. While we continued to automate our processes and implement organizational and process changes, we invested in technology to support and improve our recruiting engine. We continued to improve our utilization of chatbot technology, revamped our jobs.volt.com website, and provided online continuing education as a benefit to our contingent workforce.

◾

Continued COVID-19 Response. Our first priority at all points during the COVID-19 pandemic has been to ensure the health and safety of our employees, clients, suppliers and others with whom we partner in our business activities to continue our business operations in this unprecedented business environment. We continue to operate a hybrid-model with certain locations fully staffed and others opening on a limited, voluntary basis. Our COVID-19 Incident Response Team continues to monitor the most up-to-date developments and safety standard from the Centers for Disease Control and Prevention, WHO, Occupational Safety and Health Administration and other key authorities to determine an appropriate response for our employees and clients. We also remain focused on the regulations and changing vaccine requirements in the U.S. to ensure we are complying with all relevant regulations. We are also monitoring and supporting developments related to vaccine mandates from certain customers.

Our 2021 Executive Compensation Program

◾	Target total direct compensation for the 2021 Named Executive Officers, on average, fell between the 25th and 50th percentiles of the Company’s 2021 peer group.

◾

For fiscal year 2021, 100% of the formula for our annual incentive program was based on Company financial performance metrics (adjusted EBITDA and adjusted revenue), intended to drive improved overall financial performance and align our incentives with the interests of shareholders.

◾

The 2021 Named Executive Officers received 50% of their 2021 Long Term Incentive award (granted in June 2021) in the form of performance-based restricted stock units, with the remaining 50% granted in the form of time-based restricted stock units.

◾

In order for Volt to be successful, we need continuity of senior executives who have the capability and industry experience to operate in a complex business environment, and competitive pay opportunities to retain and incentivize such executives.

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EXECUTIVE COMPENSATION

2021 Advisory Vote on Executive Compensation and Continued

Shareholder Engagement

Our Compensation Committee pays close attention to the views of our shareholders when making determinations regarding executive compensation matters. At the 2021 Annual Meeting, we held a “Say-on-Pay” advisory vote on the executive compensation program of the named executive officers for fiscal year 2020. At the 2021 Annual Meeting, 91% of shareholder votes cast on our Say-on-Pay advisory vote were cast in favor of our executive compensation program for fiscal year 2020. Over the past seven years, we have made concerted efforts to better align our executive compensation levels with our financial performance and will continue to consider various ways to enhance our executive compensation programs.

Following the 2021 Annual Meeting and throughout the fiscal year, the Company continued discussions with shareholders with the goal of better understanding investor concerns and perspectives related to the Company’s performance and existing executive compensation program, governance, and to answer their questions. Members of executive management and/or an independent director have met with seven of our shareholders representing approximately 25% of our shares. We share feedback from our shareholders with the Compensation Committee or Nominating and Corporate Governance Committee, as appropriate.

Our CEO and CFO regularly engage with institutional shareholders through our earnings calls and investor meetings. Relevant key themes that emerged during outreach and regular discussions included: (1) support of continued alignment between pay and the Company’s performance in the executive compensation program, including ensuring compensation programs appropriately and adequately incentivize and retain current management and attract new talent, (2) ensuring the continued availability and use of equity vehicles to provide additional alignment between executive management and shareholders, and (3) stock price performance. Such perspectives have been discussed at meetings of the Compensation Committee and the Board and remain top of mind as the Compensation Committee reviews the effectiveness of executive compensation programs and their alignment with shareholder views.

With respect to our pay for performance model, the Compensation Committee believes that its existing compensation programs are designed to align executive compensation with our Company’s financial performance. For example, this year, in respect of the substantially improved financial performance achieved by the Company, our 2021 Named Executive Officers earned 183% of their target annual bonuses for 2021. In fiscal 2020 and 2019, such officers only earned an average of 67.1% and 32%, respectively, of their target annual bonus.

Having considered the concerns of our shareholders in prior years, our existing annual incentive plan design does not include any individual performance factors or the +/- 15% discretionary modifier which existed in years past. As a result, each executive officer’s AIP opportunity for fiscal year 2021 was based 100% on corporate financial performance metrics. In addition, 50% of our long-term incentive awards were granted as performance-vested equity.

The Compensation Committee will consider the results from this year’s shareholder advisory vote in its ongoing evaluation of our executive compensation programs and practices.

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EXECUTIVE COMPENSATION

Discussion of Fiscal Year 2021 Executive Compensation Program

In reviewing this executive compensation section, please note that the Company is a “smaller reporting company” as defined under applicable SEC rules and is permitted to include scaled disclosure with respect to certain executive compensation information otherwise required by Item 402 of Regulation S-K.

The sections that follow below are intended to provide shareholders with a description of our executive compensation program(s), our compensation philosophy, the compensation decisions made under those programs, and the Compensation Committee’s considerations in making decisions with respect to such programs.

Our 2021 Named Executive Officers

The descriptions contained in this section focus on the compensation of our 2021 Named Executive Officers, who were:

◾	Linda Perneau, President and Chief Executive Officer

◾	Herbert Mueller, Senior Vice President and Chief Financial Officer

◾	Nancy Avedissian, Senior Vice President, Chief Legal Officer & Corporate Secretary

Elements of our 2021 Executive Compensation Program

Our executive compensation program for our 2021 Named Executive Officers consisted of the elements shown in the chart below. The Company’s compensation philosophy aims to position total direct compensation at the 50th percentile. For 2021, the target total direct compensation for the 2021 Named Executive Officers fell, on average, between the 25th and 50th percentiles of the Company’s 2021 peer group. The executive compensation program and pay levels are reviewed, as applicable and on an annual basis, to attract and retain outstanding talent over the longer term.

Element	Description	Why We Choose to Pay It

Base Salary	Fixed cash based on the executive’s past and potential future performance, scope of responsibilities, experience and competitive market practices	Provides certainty for a portion of compensation that is not at risk, and is generally unaffected by fluctuations in our performance

Annual Incentive Compensation	Potential cash bonus payment tied to meeting short- term, pre-established goals related to our financial performance	Motivates executives to achieve superior annual financial, operational and strategic performance

Restricted Stock Units	Restricted stock units vest annually in equal installments over a three-year period	Time-vested restricted stock units increase executive stock ownership, alignment with shareholders and retention

Performance Stock Units	Performance stock units granted in fiscal year 2021 vest based on Company’s EBITDA Margin Percentage achievement, as measured over each of fiscal years 2021, 2022 and 2023	Performance stock units directly align compensation with strategic goal of driving margins to industry standards

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EXECUTIVE COMPENSATION

Base Salary

Base salary is the fixed component of our executives’ annual cash compensation. Base salaries for our 2021 Named Executive Officers in respect of fiscal year 2021 were primarily determined based on one or more of the following factors: (i) base salaries paid to similarly positioned executives within the Company and competitive market data for each role; (ii) the terms of any contractual arrangements; (iii) salaries paid historically; and (iv) personal performance as assessed by the CEO (for his/her direct reports) and the Compensation Committee.

Annual Incentives

Our 2021 Named Executive Officers and other key employees are eligible to receive compensation in the form of cash-based annual bonuses under our Annual Incentive Plan (the “AIP”). Under the 2021 AIP, participants were eligible to earn bonuses based 100% on the Company’s achievement of pre-established financial performance goals (i.e., no individual performance goals or “subjective” factors were considered). Target annual bonus opportunities for our 2021 Named Executive Officers are set by the Compensation Committee at the beginning of each fiscal year and represent a percentage of the participant’s annual base salary. Each 2021 Named Executive Officer’s target annual bonus level is shown in the table below:

2021 Named Executive Officer	2021 Target Annual Bonus

Linda Perneau, President & Chief Executive Officer	100%

Herbert Mueller, Senior Vice President & Chief Financial Officer	80%

Nancy Avedissian, Senior Vice President, Chief Legal Officer and Corporate Secretary	75%

Our current 2021 Named Executive Officers earned 183% of their target bonuses for 2021, as described more fully below.

Financial Performance Goals under the AIP for 2021 Named Executive Officers

At the beginning of fiscal year 2021, the Compensation Committee established the financial performance goals applicable to the fiscal year 2021 performance period, which, for all of the 2021 Named Executive Officers, consisted of two, separately measured non-GAAP corporate financial goals: adjusted EBITDA (weighted at 65%) and adjusted corporate revenue (weighted at 35%). The Compensation Committee determined that these two metrics were the most appropriate performance metrics against which to measure achievement of short-term financial performance. Potential payouts under the annual cash incentive plan are capped.

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EXECUTIVE COMPENSATION

For fiscal year 2021, the adjusted EBITDA and the adjusted corporate revenue goals were set at multiple performance levels: Threshold, Target, Above Target, and Maximum. Payouts for achievement at each performance level are set forth below, with payouts interpolated for achievement between performance levels per the table below.

Performance Goal (in $000s)(1)	Threshold (50% of Target Payout)	Target (100% of Target Payout)	Above Target (150% of Target Payout)	Maximum (200% of Target Payout)

Adjusted EBITDA (65%)	6,400	9,200	11,900	16,000

Adjusted Corporate Revenue (35%)	786,500	873,900	908,800	961,300

(1)	Excluding potential adjustments as indicated below.

Adjustments made under the 2021 AIP

The financial performance goals established for fiscal year 2021 (adjusted EBITDA and adjusted corporate revenue) are calculated and reported on a “non-GAAP” basis, meaning these metrics were not calculated or reported in accordance with generally accepted accounting principles. In connection with its establishment of the goals, and as is the case every year, the Compensation Committee identified certain categories of unbudgeted items and potential unforeseen events that could be adjusted for in connection with its determination of the achievement of the 2021 financial performance goals following the end of fiscal year 2021 (the “Pre-Established Adjustment Categories”). These categories remain substantially unchanged since fiscal year 2016.

The Compensation Committee decided it was appropriate to apply certain of the Pre-Established Adjustment Categories to the financial performance goals in respect of fiscal year 2021. The Pre-Established Adjustment Categories applied in fiscal 2021 consisted of (i) changes in currency exchange rates, and (ii) changes in laws, rules or regulations by government and regulatory agencies. For fiscal 2021, an adjustment was made for the impact on the Company’s financial performance caused by various state and local orders, rules or regulations pertaining to the pandemic. Such government orders, rules or regulations impacted the Company’s operations in the form of revenue decline or delay, in excess of budgeted revenue levels, due to continued business shutdowns, reduced hours in certain locations, interrupted or delayed re-opening plans, and workplace outbreaks of COVID-19 and its variants. In calculating the achievement of AIP for fiscal 2021, the Compensation Committee adjusted for the financial impact, both positive and negative, caused by or attributable to the issuance of various government orders, rules or regulations related to COVID-19 (including the Employee Retention Tax Credit under the CARES Act).

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EXECUTIVE COMPENSATION

The Compensation Committee reviewed the level of achievement of the 2021 financial performance goals against the applicable financial targets, applied certain adjustments from the above categories, and determined the applicable percentage of achievement as follows:

Achievement of 2021 Financial Performance Goals

As shown in the table below, the results of the 2021 financial performance goals resulted in a 183% achievement level of the target AIP payment for the 2021 Named Executive Officers.

Performance Factor	Percentage of Achievement

Adjusted EBITDA	200%

Adjusted Corporate Revenue	152%

Total (after application of relevant weightings)	183%

The chart below illustrates 2021 AIP pay-for-performance alignment:

Named Executive Officer	Target Bonus (as Percentage of Base Salary)	Target Bonus Opportunity (in $)	Amount Paid	Percentage of Target Bonus Paid

Linda Perneau	100%	$750,000	$1,372,500	183%

Herbert Mueller	80%	$372,000	$680,760	183%

Nancy T. Avedissian	75%	$315,000	$576,450	183%

Though the Compensation Committee has the authority to apply discretion, no discretion was applied in the calculation of the AIP payment for the 2021 Named Executive Officers.

Long-Term Incentives

Overview

Starting with grants made in June 2018, the Compensation Committee removed stock options as part of the LTI program. This design change was implemented to minimize the potential dilutive effect of long-term awards on our shareholders. For awards granted in June 2018 and June 2019, LTI awards were granted in the form of stock-settled time-based restricted stock units (“RSUs”) and performance stock units (“PSUs”). These units increase in value in tandem with our stock price, thereby incentivizing stockholder value creation over the longer-term. For awards granted in June 2020, LTI was granted in the form of RSUs and deferred restricted cash awards (due to limited share availability). For 2021, LTI awards were issued 50% in the form of RSUs and 50% in the form of PSUs, as described further below.

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EXECUTIVE COMPENSATION

Discussion of LTI Awards for 2021 (Restricted Stock Units and Performance Stock Units)

The 2021 Named Executive Officers received 50% of their annual long-term incentive award granted in June 2021 in the form of Restricted Stock Units that vest ratably on each of the first three anniversaries of the grant date (subject to continued employment through each applicable vesting date), and the remaining 50% in the form of Performance Stock Units, as described below.

For each of fiscal years 2021, 2022 and 2023 (each, a “Performance Year”), award recipients may earn 1/3rd of the total number of PSUs granted (based on 100% of target level achievement) (each 1/3rd portion, a “Target Award”), up to a maximum of 150% of the Target Award, based on Adjusted EBITDA Margin goals established at grant and measured at the end of each Performance Year. In respect of each Performance Year, 50% of the Target Award will be earned if the applicable threshold goal is achieved, 100% of the Target Award will be earned if the applicable target goal is achieved, and 150% of the Target Award will be earned if the applicable maximum goal is achieved. In order for any portion of a Target Award to be earned, the “threshold” level of achievement established for the applicable Performance Year must be achieved. Vesting of any earned portion of a Target Award is subject to the executive remaining employed by the Company through June 15th of the year immediately following the Performance Year to which such Target Award relates. The Adjusted EBITDA Margin performance levels and corresponding vesting percentages in respect of the 2021 Target Award are summarized below:

Performance Level	Units Earned as Percentage of Target	Adjusted EBITDA Margin

Threshold	50%		0.70%

Target	100%		1.05%

Maximum	150%	≥	1.40%

The percentage of PSUs earned will be linearly interpolated for performance that falls between two points (i.e., between threshold and target level and between target and maximum level).

During fiscal year 2021, Ms. Perneau, Mr. Mueller, and Ms. Avedissian each received awards of PSUs and RSUs with aggregate target grant date values as follows: $1,800,000, $558,000, and $336,000, respectively. The Compensation Committee considered, among other things, the following factors when establishing the target value of the equity awards granted to our 2021 Named Executive Officers: (i) the executive’s role and responsibilities; (ii) retentive value with respect to existing executive officers; (iii) target annual compensation for each executive officer; and (iv) market practices compared to our fiscal year 2021 peer group.

The Compensation Committee generally makes annual equity-based grants each June, utilizing performance metrics established earlier in the year. However, the Compensation Committee retains the flexibility to make grants of equity-based awards at other times throughout the year as it determines appropriate (e.g., in connection with hiring a new executive).

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EXECUTIVE COMPENSATION

Results of the 2021 Performance Period for Awards Granted in Prior Years

In fiscal year 2018, the Company granted PSUs which are eligible to vest over a three-year period upon the achievement of certain stock price goals. The Company’s stock price as of June 14, 2021 did not meet the threshold level required for vesting of the third tranche of such PSUs, which resulted in the forfeiture of such performance-based units. In fiscal year 2019, the Company granted PSUs which vest over a three-year period upon the Company’s achievement of Adjusted EBITDA performance goals. The Company achieved the threshold goal (but below the target level), which resulted in such performance-based units vesting in respect of the 2021 performance period at 58.2% of target. In fiscal year 2020, due to limited share availability, the Company granted Restricted Cash Awards in lieu of PSUs. The 2021 Named Executive Officers received the first tranche (1/3rd of such cash awards) in June 2021.

How We Develop Our Executive Compensation Programs

Role of the Compensation Committee

The Compensation Committee generally meets in executive session without any member of management present when discussing compensation matters pertaining to our CEO, and with the CEO when discussing other named executive officers.

When making decisions with respect to the CEO, the Compensation Committee reviews and discusses the CEO’s performance and makes preliminary determinations about his or her compensation, including base salary, annual incentives and long-term incentive compensation. For other named executive officers, the CEO considers performance and makes individual recommendations to the Compensation Committee on base salary, annual incentives and long-term incentive compensation. The Compensation Committee then reviews, discusses and modifies, as appropriate, the compensation recommendations after consultation with the independent compensation consultant, and independent members of the Board. Final compensation decisions are approved by the Compensation Committee or Board, as appropriate, after this discussion.

For more information on the Compensation Committee’s role and responsibilities, please refer to the Compensation Committee’s charter available on the Corporate Governance section of our website at www.volt.com.

Role of Independent Compensation Consultant

Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any compensation consultant, as well as any independent legal, financial or other advisors, as it deems necessary. For fiscal year 2021, the Compensation Committee continued to retain Pearl Meyer as its independent compensation consultant. Pearl Meyer’s role during fiscal year 2021 included:

◾	Reviewing management recommendations to ensure alignment with our business strategy and compensation objectives;

◾	Providing research, analyses and design expertise in developing executive and incentive compensation programs;

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EXECUTIVE COMPENSATION

◾	Keeping the Compensation Committee apprised of executive compensation-related regulatory developments and market trends; and

◾

Attending Compensation Committee meetings to provide information and recommendations regarding our executive compensation program and communicating with the Compensation Committee between meetings, as appropriate.

The Compensation Committee evaluates annually the advisor’s independence from management, taking into consideration all relevant factors, including the six independence factors specified in the NYSE listing rules and applicable SEC requirements. The Compensation Committee reviewed the independence of Pearl Meyer and concluded that Pearl Meyer is independent and that its work for the Compensation Committee has not raised any conflicts of interest.

Role of our Compensation Peer Group

The Compensation Committee considers a study compiled by its compensation consultant of compensation packages for executives in an industry peer group, pulled from publicly filed documents of each member of the peer group. The compensation consultant identifies a group of staffing and services-related companies that are comparable in terms of business mix and revenue size, some of which are companies we compete with for talent and/or capital, and the Compensation Committee reviews, considers and approves the peer group on an annual basis.

The peer group of companies used as reference for fiscal year 2021 compensation decisions is listed below. Following the end of fiscal year 2020, based on the recommendations of Pearl Meyer, the Compensation Committee reviewed its peer group for fiscal year 2021 and made certain changes intended to better align the peer group with the company’s overall profile.

Our Fiscal Year 2021 Peer Group

AMN Healthcare Services Inc.	ASGN Incorporated

Barrett Business Services Inc.	BGSF, Inc.

Cross Country Healthcare Inc.	Heidrick & Struggles, Inc.

Kforce Inc.	TrueBlue Inc.

Sykes Enterprises, Incorporated	Resources Connection Inc.

Computer Task Group, Incorporated

Consistent with the Compensation Committee’s philosophy and guiding principles for determining overall executive compensation, the Compensation Committee uses the peer group median as one of many factors when making pay decisions. Our executive officers have a greater opportunity to benefit from their efforts, as a significant portion of their total compensation is generally delivered in the form of LTI awards. With respect to the target LTI awards granted to our 2021 Named Executive Officers, awards currently fall, on average, between the 25th and 50th percentiles when compared to the peer group. Actual total compensation levels depend on a variety of factors, such as individual experience and performance.

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EXECUTIVE COMPENSATION

Role of our CEO in Determining Compensation

The CEO recommends to the Compensation Committee compensation levels for our other named executive officers and provides her perspectives. The CEO does not participate in or otherwise influence recommendations regarding her own compensation.

Employment Agreements

During fiscal year 2021, we were party to employment agreements with all of our 2021 Named Executive Officers. We utilize such arrangements in order to attract, motivate and retain high caliber talent. We are not party to any retention or so-called change-in-control agreements with any of our 2021 Named Executive Officers. None of the employment agreements with our 2021 Named Executive Officers contain tax gross-ups. A description of these agreements can be found in “Employment Agreements with 2021 Named Executive Officers.”

Clawback/Recoupment

Our employment agreements with the 2021 Named Executive Officers provide that we may recover compensation that is subject to recovery under, or required to be recovered by, applicable law, government regulation or stock exchange listing requirements, including the Sarbanes-Oxley Act of

2002 or the Dodd-Frank Act of 2010. Further, the award agreements governing equity awards granted following 2017 provide for recoupment of those awards in accordance with applicable government regulation, stock exchange listing requirements, or other applicable law, or pursuant to any then-existing clawback policy of the Company.

Stock Ownership Guidelines

The Company maintains stock ownership and retention guidelines which apply to our 2021 Named

Executive Officers pursuant to which such individuals are expected to attain minimum levels of stock ownership and retain portions of their equity holdings for a certain period of time. Individuals subject to these guidelines have until the fifth anniversary of becoming subject to the guideline to attain the requisite level of ownership. The target ownership level of Company stock is expressed as a multiple of base salary. Specifically, target ownership level is set at 5x base salary for the CEO and 1x base salary for all other named executive officers. For purposes of the guidelines, stock ownership includes common stock owned directly, in-the-money value of exercisable options, restricted stock units and performance units. Until the ownership threshold is achieved (including vested and unvested equity granted pursuant to our equity plan), individuals subject to the guidelines may only sell up to 50% of the net number of shares received after the sale or withholding of taxes in connection with the vesting or exercise of shares underlying such awards.

Hedging; Pledging

The Board has adopted a written policy that generally prohibits hedging transactions by employees, officers or directors of the Company. Pursuant to the policy, no particular type of hedging transaction is expressly permitted and hedging transactions including without limitation prepaid

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EXECUTIVE COMPENSATION

variable forwards, equity swaps, zero-cost collars and exchange funds are specifically disallowed. Employees, officers or directors of the Company are also prohibited from holding securities of the Company in a margin account or pledging such securities as collateral for a loan. An exception to this prohibition may be granted where a person wishes to pledge securities as collateral for a loan (but not for margin debt) at a time he or she is unaware of material nonpublic information and demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person who wishes to pledge securities under such circumstances must submit a request for prior approval from the Company’s Senior Vice President and Chief Legal Officer. This policy is included in the Company’s Insider Trading Policy, which is available on the “Corporate Governance” section of the Company’s website at www.volt.com.

Benefits

Our executive officers do not participate in any tax-qualified defined benefit plan sponsored by us. We do not provide our executives, including our 2021 Named Executive Officers, with a special or supplemental defined benefit pension or post-retirement health benefits. Our named executive officers receive health and welfare benefits under the same programs and are subject to the same eligibility requirements that apply to our employees generally.

Deferred Compensation Opportunity; Other Retirement Benefits

Our 2021 Named Executive Officers are eligible to participate in our 401(k) plan. We currently match 50% of the first 2% of eligible pay that employees contribute to the 401(k) plan. We also have a non-qualified deferred compensation and supplemental savings plan (the “DCP”), in which our 2021 Named Executive Officers are eligible to participate. The DCP was amended in June of 2016 to allow for participation by non-employee directors and to allow for the deferral of stock-settled restricted stock units. Beginning with compensation earned for fiscal year 2017, an employee may elect to defer a portion of base salary and cash bonuses, and may elect to defer all or any portion of his or her restricted stock units. A non-employee director may elect to defer all or any portion of cash retainer fees and may elect to defer all or any portion of his or her restricted stock units. Currently, none of our 2021 Named Executive Officers have elected to participate in the DCP.

Perquisites

We did not provide our 2021 Named Executive Officers with excessive perquisites, and no tax gross-up payments were provided or promised in fiscal year 2021 in connection with any benefits provided to our employees. From time to time, the Company may provide certain benefits to its executive officers in order to attract and retain such executives, taking into account market practices.

Accounting for Share-Based Compensation

We account for share-based compensation including restricted stock, restricted stock units and stock option awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), Compensation-Stock Compensation.

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EXECUTIVE COMPENSATION

Impact of Tax Treatment on Compensation—Section 162(m)

Prior to its amendment by the Tax Cuts and Jobs Act (the “TCJA”), which was enacted December 22, 2017, section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (“Section 162(m)”), disallowed a tax deduction to public companies for compensation paid in excess of $1 million to “covered employees” under Section 162(m) (generally, such company’s chief executive officer and its three other highest paid executive officers other than its chief financial officer). Prior to this amendment, there was an exception to this $1 million deduction limitation for performance-based compensation if certain requirements set forth in Section 162(m) and the applicable regulations were met. The TCJA generally amended Section 162(m) to eliminate the exception for performance-based compensation, effective for taxable years following December 31, 2017, unless the amounts are payable pursuant to a written, binding contract established on or prior to November 2, 2017 that qualifies for transition relief under the TCJA. The $1 million compensation limit was also expanded to apply to a public company’s chief financial officer and apply to certain individuals who were covered employees in years other than the then- current taxable year.

The Compensation Committee maintains a practice of considering the anticipated tax treatment to the Company in its review and establishment of compensation programs and awards. As a result of the Company’s historic tax position being such that a lack of compensation-related deduction was not expected to have a negative tax implication, the Company’s pre-existing compensation programs were not structured to qualify as performance-based compensation, and therefore none of the Company’s existing compensation arrangements are expected to qualify for transition relief under the TCJA. The Compensation Committee intends to continue to consider the deductibility of compensation as a factor in assessing whether a particular arrangement is appropriate, based on the goals of maintaining a competitive executive compensation system generally, motivating executives to achieve corporate performance objectives and increasing shareholder value.

Compensation Risk Assessment

As in prior years, during fiscal year 2021, the Compensation Committee formally reviewed and considered its compensation policies and practices, including the elements of its executive compensation programs, to determine whether any portion of such compensation policies, practices or programs encourage excessive risk-taking behaviors that may have a material adverse effect on the Company. In connection with this review, the Compensation Committee reviewed its existing program features to identify which features either encourage excessive risk-taking or mitigate against excessive risk-taking. The Compensation Committee determined that its existing compensation practices and programs include various risk-mitigating controls, such as (i) including caps on annual incentive payout opportunities; (ii) only paying out incentive awards once the internal audit for the applicable fiscal year has been completed; and (iii) inclusion of robust stock ownership guidelines and holding requirements for certain executive officers. Based on the foregoing and in connection with the other aspects of its formal review process, the Compensation Committee does not believe that any risks that may arise from its compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

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EXECUTIVE COMPENSATION

Fiscal Year 2021 Executive Compensation

The following table provides information concerning the compensation of the 2021 Named Executive Officers for each of the fiscal years ended October 31, 2021 and November  1, 2020. The Company’s fiscal year ends on the Sunday nearest October 31st of each year.

FISCAL YEAR 2021 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary $(1)	Bonuses $(2)	Stock Awards $(3)	Non-Equity Incentive Plan Compensation $(4)(5)	All Other Compensation $(6)	Total $

Linda Perneau President, Chief Executive Officer & Director	2021	$725,000	—	$1,799,998	$1,675,833	$559	$4,201,390
	2020	$687,500	—	$386,455	$469,700	$3,410	$1,547,065

Herbert Mueller Senior Vice President & Chief Financial Officer	2021	$457,500	$125,000	$558,000	$768,260	$559	$1,909,319
	2020	$442,125	$125,000	$111,477	$241,560	$3,510	$923,672

Nancy T. Avedissian Senior Vice President, Chief Legal Officer & Corporate Secretary	2021	$410,000	—	$336,000	$651,117	$1,174	$1,398,291
	2020	$400,000	—	$95,127	$161,040	$3,585	$659,752

(1)

Represents the amount of base salary paid to the 2021 Named Executive Officers during the relevant fiscal year. Ms. Perneau, Mr. Mueller and Ms. Avedissian’s salary includes an increase of $50,000, $15,000 and $20,000, respectively, to their base salaries effective as of May 3, 2021. The 2020 base salary amounts for Ms. Perneau and Mr. Mueller are lower than the contractual base salaries ($700,000 and $450,000, respectively) due to voluntary reductions taken during fiscal year 2020.

(2)	Mr. Mueller received a $250,000 new hire bonus pursuant to his contract that was paid in the amount of $125,000 in both fiscal years 2021 and 2020.

(3)

Amounts shown in the Stock Awards columns reflect the aggregate grant date fair value of stock granted to our 2021 Named Executive Officers determined in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 14 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2021 filed on January 13, 2022. For a detailed explanation of the stock awards granted to our 2021 Named Executive Officers during fiscal year 2021, see the “Long-Term Incentives” discussion in the “Discussion of Fiscal Year 2021 Executive Compensation Program” section.

(4)

For fiscal year 2021, the amounts in this column reflect amounts earned by each 2021 Named Executive Officer under our AIP. For an explanation of how annual incentives were determined for fiscal year 2021, see the “Annual Incentives” section in the CD&A. Amounts earned in respect of performance achieved in fiscal year 2021 were paid in a lump sum following the end of that fiscal year.

(5)

As discussed under the “Long-Term Incentives” discussion in the CD&A, in fiscal year 2020, 70% of each NEO’s long-term incentive target was delivered in the form of long-term restricted cash awards. Long-term restricted cash awards vest and are paid 1/3rd in June 2021, June 2022 and June 2023, subject to continued employment on each applicable vesting date. For fiscal year 2021, the first applicable portion of the Long-Term Incentive is reported since the service-based condition has been satisfied and the payments made in the amounts of $303,333, $87,500 and $74,667 for Ms. Perneau, Mr. Mueller and Ms. Avedissian, respectively.

(6)

Amounts for fiscal year 2021 consisted of (a) premiums under our group life, AD&D and LTD insurance policies of $559 for each Named Executive Officer; (b) company contributions under our 401(k) plan in the amount of zero for Ms. Perneau and Mr. Mueller and $315 for Ms. Avedissian; and (c) cell phone allowance payments for Ms. Avedissian of $300.

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EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END

The following table sets forth certain information concerning shares of our common stock subject to unexercised stock options and equity incentive plan awards held as of October 31, 2021 by the 2021 Named Executive Officers:

Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Awards Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price $	Option Expiration Date	Number of Shares or Units that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested(10) $

Linda Perneau	133,181	(3)	—	(3)	—	4.10	3/1/2028

								29,055	(4)	95,300

								49,924	(5)	163,751

								236,364	(7)	775,274

								250,597	(8)	821,958

								214,797	(9)	704,534

Herb Mueller								11,621	(4)	38,117

								19,968	(6)	65,495

								68,182	(7)	223,637

								77,685	(8)	254,807

								66,587	(9)	218,405

Nancy T. Avedissian	36,833	(1)	—	(1)	—	6.50	11/1/2026

	59,725	(2)	—	(2)	—	4.35	6/14/2027

								5,029	(4)	16,495

								8,641	(5)	28,342

								58,182	(7)	190,837

								46,779	(8)	153,435

								40,095	(9)	131,512

(1)	These stock options were granted on November 1, 2016 and vested ratably on each of the first three anniversaries of the grant date.

(2)	These stock options were granted on June 14, 2017 and vested ratably on each of the first three anniversaries of the grant date.

(3)	These stock options were granted on March 1, 2018 and vested ratably on each of the first three anniversaries of December 4, 2017.

(4)	Performance stock units granted in fiscal year 2019 vest based on the percentage of the Company’s “Adjusted EBITDA Margin” as measured over each of fiscal years 2019, 2020 and 2021.

(5)	These restricted stock units were granted on June 14, 2019 and vest ratably on each of the first three anniversaries of the grant date.

(6)	These restricted stock units were granted on September 3, 2019 and vest ratably on each of the first three anniversaries of the grant date.

(7)	These restricted stock units were granted on June 15, 2020 and vest ratably on each of the first three anniversaries of the grant date.

(8)	Performance stock units granted in fiscal year 2021 vest based on the percentage of the Company’s “Adjusted EBITDA Margin” as measured over each of fiscal years 2021, 2022 and 2023.

(9)	These restricted stock units were granted on June 15, 2021 and vest ratably on each of the first three anniversaries of the grant date.

(10)	Represents the number of units shown multiplied by the closing price of a share of common stock on the last trading day of the fiscal year.

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EXECUTIVE COMPENSATION

Employment Agreements with 2021 Named Executive Officers

The descriptions below provide an overview summary of each current 2021 Named Executive Officer’s employment agreement with the Company as in effect during fiscal year 2021.

Linda Perneau

In connection with her appointment to the position of President and Chief Executive Officer, the Company and Ms. Perneau entered into an amended and restated employment agreement on December 4, 2018. Such agreement was amended on December 30, 2019 (as amended, the “Employment Agreement”). Prior to entering into the Employment Agreement, Ms. Perneau and the Company were party to an original employment agreement which was entered into at the time of her hire.

Ms. Perneau’s 2021 base salary was $750,000 and her target annual bonus was 100% of her annual base salary.

If Ms. Perneau’s employment is terminated by the Company without Cause (other than for death or disability) or by Ms. Perneau for Good Reason (as defined below), Ms. Perneau will be entitled to receive payment of (i) two years of her then-current annual base salary, payable in 24 monthly installments; (ii) a pro-rated portion of her annual bonus payable in respect of the year of termination, based on actual performance results for that year; (iii) any earned but unpaid annual bonus for the year prior to the year of termination; and (iv) certain costs associated with the payment of health benefits for 12 months following the termination date. Ms. Perneau’s receipt of the severance benefits described above is subject to her execution of a valid release of claims and is conditioned on her compliance with the non-solicitation and confidentiality covenants contained in the Employment Agreement for the relevant period following her termination of employment for any reason.

Under the Employment Agreement, “Good Reason” is defined as, without Ms. Perneau’s consent, (i) a material diminution in her base salary, other than a reduction in base salary that generally affects senior executives of the Company in substantially the same proportion, (ii) a material and adverse change to, or a material reduction of, Ms. Perneau’s duties and responsibilities to the Company, (iii) a relocation of Ms. Perneau’s principal place of employment by more than 50 miles from her principal place of employment as of the effective date of the Employment Agreement (other than to Orange, California), or (iv) the Company’s material breach of the Employment Agreement.

Herbert M. Mueller

We entered into an employment agreement with Mr. Mueller effective August 24, 2019. Mr. Mueller’s 2021 base salary was $465,000 per annum and his target annual bonus was 80% of his annual base salary.

Under the employment agreement, Mr. Mueller received a one-time cash award of $250,000 to address certain compensation foregone from his previous employer, with 50% paid in July 2020 and the remaining 50% paid in December 2020.

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EXECUTIVE COMPENSATION

If Mr. Mueller’s employment is terminated by the Company without Cause or by Mr. Mueller for Good Reason (each as defined below), Mr. Mueller would be entitled to receive payment of, (i) accrued compensation and benefits; (ii) two years of his then-current base salary, paid in 24 equal monthly installments; (iii) certain costs associated with the continuation of medical benefits for 12 months following his termination date; and (iv) payment of any earned but unpaid annual bonus for the year of termination, pro-rated for the number of days actually worked during the applicable fiscal year.

Receipt of such benefits is conditioned upon his execution of a general release. Upon termination of employment for any other reason, Mr. Mueller will be entitled under his employment agreement only to payment of his accrued but unpaid salary and any unused accrued vacation.

Mr. Mueller will be subject to the Company’s standard non-solicitation, confidentiality and non-disparagement covenants for one year following his termination of employment, regardless of the reason for termination.

For purposes of the employment agreement with Mr. Mueller, the following terms are defined generally as set forth below:

“Good Reason” is defined as (i) a material diminution in the executive’s base salary, unless such reduction is part of a general reduction applicable to substantially all senior executives of the Company; (ii) a material and adverse change to, or a material reduction of, executive’s duties and responsibilities to the Company; or (iii) the Company’s material breach of the employment agreement.

“Cause” is defined as (i) embezzlement by the executive; (ii) executive’s misappropriation of Company funds; (iii) executive’s conviction of, or plea of guilty or nolo contendere to, any felony, or any crime involving fraud, dishonesty or moral turpitude; (iv) executive’s commission of any violation of any antifraud provision of federal or state securities laws; (v) breach of executive’s fiduciary duties owed to the Company; (vi) executive’s material breach of the employment agreement; (vii) executive’s failure to perform his duties assigned by the Company or the Board; (viii) a material violation of any Company policy or procedure; or (ix) engaging in activities or conduct reasonably likely to impair the reputation, operations, etc. of the business of the Company, including publicly making disparaging or derogatory statements about the Company or engaging in conduct involving any immoral acts.

Nancy T. Avedissian

We entered into an employment agreement with Ms. Avedissian on September 21, 2016, effective October 24, 2016. On November 4, 2019, in connection with a promotion to Chief Legal Officer, the employment agreement was amended to provide for an annual base salary of $400,000 and a target annual bonus equal to 60% of her annual base salary. Ms. Avedissian’s 2021 salary was $420,000 with a target annual bonus of 75% of her annual base salary.

If Ms. Avedissian’s employment is terminated by the Company without Cause or by Ms. Avedissian’s for Good Reason (each as defined below), Ms. Avedissian would be entitled to receive payment of (i) one year of her then-current base salary, payable in 12 monthly installments; (ii) a pro-rated portion of her annual incentive award payable in respect of the year of termination, based on actual

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performance; (iii) payment of any earned but unpaid annual bonus for the year prior to the year of termination; and (iv) certain costs associated with the payment of medical benefits for 12 months following the termination date.

Ms. Avedissian’s receipt of the severance benefits described above is subject to her execution of a valid release of claims and is conditioned on her compliance with the and non-solicitation covenants contained in her employment agreement for one year following her termination of employment.

For purposes of the employment agreement with Ms. Avedissian, the following terms are defined generally as set forth below:

“Good Reason” is defined as (i) an aggregate reduction of 10% or more in executive’s base salary, unless such reduction is part of a general reduction applicable to substantially all senior executives of the Company; (ii) a relocation of executive’s principal work location of 50 miles or more; (iii) a material and adverse change to, or a material reduction of, executive’s duties and responsibilities to the Company; or (iv) the Company’s material breach of the employment agreement.

“Cause” is defined as (i) embezzlement by the executive; (ii) executive’s conviction of, or plea of guilty or nolo contendere to, any felony; (iii) executive’s commission of any act of dishonesty, deceit or fraud which causes economic harm to the Company; (iv) willful breach of executive’s fiduciary duties owed to the Company; (v) executive’s material breach of the employment agreement; executive’s willful failure to perform her duties; (vii) the executive’s material violation of Company policy, procedure, etc.; or (viii) engaging in activities or conduct reasonably likely to impair the reputation, operations, etc. of the business of the Company.

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EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control as of October 31, 2021

The chart below quantifies the payments and benefits to which our 2021 Named Executive Officers would have been entitled to upon certain terminations of employment or in connection with an involuntary termination in connection with a change in control, had either event occurred on October 31, 2021.

Name	Termination without Cause or for Good Reason ($)	Death or Disability ($)	Termination without Cause or for Good Reason in Connection with a Change in Control ($)(1)

Linda Perneau

Cash Severance(2)	1,500,000	—	1,500,000

Health Benefits	19,109	—	19,109

Restricted Stock Units(3)	—	—	2,572,117

Total	1,519,109	—	4,091,226

Herbert M. Mueller

Cash Severance(2)	930,000	—	930,000

Health Benefits	13,583	—	13,583

Restricted Stock Units(3)	—	—	804,981

Total	943,583	—	1,748,564

Nancy T. Avedissian

Cash Severance(2)	420,000	—	420,000

Health Benefits	16,185	—	16,185

Restricted Stock Units(3)	—	—	194,576

Total	436,185	—	630,761

(1)

Assumes a change in control occurred on October 31, 2021 and that the applicable termination event occurs as of the same date. Also assumes that no “replacement awards” are provided to the award holders in connection with the change in control and assumes the accelerated vesting of all unvested equity awards that are eligible to vest upon such event.

(2)

For a description of how each executive’s cash severance amount would be calculated, please see the “Employment Agreements with 2021 Named Executive Officers” section in the “Discussion of Fiscal Year 2021 Executive Compensation Program” section.

(3)

The acceleration value of restricted stock units and performance stock units is calculated as the closing price of our common stock on October 29, 2021, which was $3.28, multiplied by the number of units being accelerated. The number of units being accelerated assumes that the applicable performance goals were achieved at “target” level.

2021 Director Compensation

Beginning in the fourth fiscal quarter of 2021, each director of the Company who was not an officer or employee of the Company receives a director’s fee at an annual rate of $65,000 and is reimbursed for reasonable out-of-pocket expenses related to his or her services. The Chairman of the Board receives an additional $65,000 fee per annum. The Chairs of each of the Audit Committee, the Compensation Committee and the Nominating/Governance Committee each received an additional $25,000, $15,000 and $10,000 per annum, respectively. In addition, any non-employee

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director who also serves as a member of the Audit Committee will receive an additional payment of $7,500, and members of other committees will receive an additional payment of $5,000.

In addition to a cash retainer, our directors also generally receive an annual grant of equity with a grant date value of approximately $90,000 in time-based restricted stock units which vest on the one-year anniversary of the grant date.

Beginning in fiscal year 2017, each member of our Board had the option of deferring certain portions of his or her compensation pursuant to our DCP described in the “Discussion of Fiscal Year 2021 Executive Compensation Program” section.

Name	Fees Earned	Stock Awards(1)	Total

Celia Brown	$81,250	$90,001	$171,251

Nick S. Cyprus	88,750	90,001	178,751

Bruce G. Goodman	76,875	90,001	166,876

William J. Grubbs	128,750	90,001	218,751

Arnold Ursaner (2)	66,875	90,001	156,876

(1)

On June 15, 2021, the Directors were awarded 21,480 shares of the Company’s common stock, which will vest on the first anniversary of the grant date, under the Company’s 2021 Equity Incentive Plan. The amount shown in the stock award column aggregate grant date fair value of the award determined in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 14 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2021 filed on January 13, 2022.

(2)	This Director elected to defer receipt of his fees earned in fiscal 2021.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Review of Transactions with Related Persons

The Board has adopted a written policy regarding the review and approval of transactions involving certain persons that SEC regulations require to be disclosed in proxy statements, which are commonly referred to as “related person transactions.” A “related person” is defined under the applicable SEC regulation and includes our directors, the executive officers, nominees for director and beneficial owners of 5% or more of our common stock. Under the written policy, the Audit Committee is responsible for reviewing and approving any related person transactions, and will consider factors it deems appropriate including whether the transaction is on terms no more favorable than terms generally available to an unrelated third party under the same or similar circumstances, the benefits to the Company, and the extent of the related person’s interest in the transaction.

There are no material interests, direct or indirect, of any other director nominee or any of the current directors, executive officers, or any shareholder who beneficially owns, directly or indirectly, more than 5% of the outstanding common shares, or immediate family members of such persons, in any transaction during fiscal year 2021, or in any proposed transaction, in which the amount involved exceeded $120,000. In fiscal 2021, the Company provided ordinary course staffing services in the aggregate amount of $187,000 (comprising only .02% of the Company’s gross revenue for the fiscal year) to a company where Mr. Grubbs served as President.

Director Independence; Executive Sessions of the Board

The Board has determined that directors Bruce G. Goodman, William J. Grubbs, Nick S. Cyprus, Arnold Ursaner, and Celia Brown meet the current independence requirements under the applicable rules of the SEC and listing standards of the NYSE American. The Board made these determinations based primarily upon a review of the responses of directors and director nominees to questions in a director and officer questionnaire regarding employment and compensation history, affiliations and family, business and other relationships and on discussions with them. The Board determined that there were no material relationships between any of such persons and the Company that could interfere with the exercise of any such person’s independent judgment and that each meets the current independence requirements applicable to independent directors under the applicable listing standards of the NYSE American.

As of the Company’s 2021 Annual Meeting, director Bruce G. Goodman met all applicable independence requirements of the SEC and listing standards of the NYSE American. Mr. Goodman is a 3.64% shareholder of the Company and his directorship brings a welcome perspective to the Board as a significant shareholder representative.

The non-management directors routinely hold executive sessions during regularly scheduled board meetings. In accordance with the listing standards of the NYSE American, these sessions are intended to promote open discussion among non-management directors.

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PRINCIPAL ACCOUNTING FEES AND SERVICES

PRINCIPAL ACCOUNTING FEES AND SERVICES

Our Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal years ended October 31, 2021, November 1, 2020, and November 3, 2019. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. We incurred the following fees to Ernst & Young LLP for fiscal years 2021, 2020, and 2019.

	Fiscal Year 2021	Fiscal Year 2020	Fiscal Year 2019

Audit Fees	$1,248	$1,207	$1,290

Audit-Related Fees	—	—	—

Tax Fees	—	—	—

All Other Fees	—	—	—

Total	$1,248	$1,207	$1,290

Audit fees are for professional services rendered for the audit of the annual financial statements and the review of interim financial statements included in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

Pre-Approval Policy

Pursuant to the Audit Committee’s pre-approval policy, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for us by our independent auditors. The Audit Committee may delegate pre-approval authority to one or more of its members, and such member or members must report all pre-approval decisions to the Audit Committee at its next scheduled meeting. All audit and non-audit services for fiscal years 2021, 2020, and 2019 were pre-approved by the Audit Committee.

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ITEM 4. OTHER MATTERS

ITEM 4. OTHER MATTERS

The Board knows of no other matters that may properly be brought before the Meeting. However, if other matters should properly come before the Meeting, it is the intention of those named in the solicited proxy to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors,

Linda Perneau

President, Chief Executive Officer and Director

52    |    Volt Information Sciences, Inc. 2022 Proxy Statement

VOLT INFORMATION SCIENCES, INC. 2401 N. GLASSELL STREET ORANGE, CALIFORNIA 92865 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 19, 2022 for shares held directly and by 4:00 p.m. Eastern Time on April 15, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/volt2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 19, 2022 for shares held directly and by 4:00 p.m. Eastern Time on April 15, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D69124-P69970 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY VOLT INFORMATION SCIENCES, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: 1. Election of Directors ! ! ! Nominees: 01) Nick S. Cyprus 04) Linda Perneau 02) Bruce G. Goodman 05) Arnold Ursaner 03) William J. Grubbs 06) Celia R. Brown The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Vote to ratify the appointment of Ernst & Young LLP as our independent Registered Public Accounting Firm for 2022. ! ! ! 3. Vote to approve, on a non-binding, advisory basis, the Company’s executive compensation. ! ! ! NOTE: This proxy, when properly executed, will be voted in the manner directed herein. Unless you withhold authority to vote for all or any one or more of the nominees in accordance with the instructions on this proxy, your signed proxy will be voted FOR the election of each of the six director nominees listed on this proxy card and described in the accompanying proxy statement. A plurality of votes cast at the Annual Meeting of Shareholders in person virtually or by proxy is required for the election of each such nominee to serve as a director. A vote FOR a nominee or an abstention with respect to such nominee will be taken into account as a vote in favor of such nominee in determining whether the nominee has achieved a plurality of the votes cast at the Annual Meeting of Shareholders, while withholding authority with respect to any nominee will not be treated as a vote in favor of such nominee. In addition, unless you specify otherwise by voting AGAINST or ABSTAIN with respect to Proposals 2 and 3 (or if you make no speciﬁcation), your signed proxy will be voted FOR Proposals 2 and 3 listed on this proxy card and described in the accompanying proxy statement. The afﬁrmative vote of a majority of votes cast at the meeting in person virtually or by proxy is required to approve each of Proposals 2 and 3 listed on this proxy card and described in the accompanying proxy statement. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other ﬁduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized ofﬁcer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D69125-P69970 Volt Information Sciences, Inc. Proxy Card Solicited on Behalf of the Board of Directors The undersigned appoints Linda Perneau and Paul Tomkins, and each of them, proxies with full power of substitution, to vote the shares of stock of Volt Information Sciences, Inc. (the “Company”), which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 20, 2022, at 10:30 a.m. (PDT), virtually via live webcast at www.virtualshareholdermeeting.com/volt2022, and any adjournment thereof. Volt Information Sciences’ employees. If you are a current or former employee of the Company, this card also provides voting instructions for shares held in the Volt Information Sciences, Inc. Savings Plan (the “Plan”). If you are a participant and have shares of common stock of the Company allocated to your account under the Plan, you have the right to direct Prudential Retirement, the Trustee of the Plan (the “Trustee”), to vote the shares held in your account. The Trustee will vote allocated shares for which no direction is received and unallocated shares, if any (together “Undirected Shares”), in accordance with the recommendations of the Board of Directors. The tabulator must receive your instructions by 4:00 p.m. (EDT) on Friday, April 15, 2022 in order to communicate your instructions to the Trustee, who will then vote all the shares of common stock of the Company which are credited to the undersigned’s account as of February 22, 2022. Under the Plan, you are a “named ﬁduciary” for the purpose of voting shares in your account and your proportionate share of the Undirected Shares. This means that you have ultimate authority to control the manner in which the shares are voted. By submitting voting instructions by telephone, Internet, or by signing and returning this voting instruction card, you direct the Trustee to vote these shares, in person virtually or by proxy, as designated herein, at the Annual Meeting of Shareholders. Continued and to be signed on reverse side